UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Builders FirstSource, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

To our Stockholders,

You are cordially invited to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on Wednesday, May 21, 2014, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of Annual Meeting of Stockholders, Proxy Statement, Notice Regarding the Availability of Proxy Materials, and form of proxy.

Even if you intend to join us in person, we encourage you to vote in advance so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on page 4 of the Proxy Statement for instructions if you plan to personally attend the annual meeting.

Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the internet, by telephone via toll-free number, or, for stockholders who elect to receive their proxy materials by mail, by written proxy, will save the Corporation the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on the Notice Regarding the Availability of Proxy Materials, the proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, concerning each of these voting options.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Builders FirstSource, Inc.

Paul S. Levy
Chairman of the Board

April 11, 2014

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Official Notice of Annual Meeting of Stockholders

To our Stockholders:

The annual meeting of stockholders of Builders FirstSource, Inc. will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on Wednesday, May 21, 2014, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

(1)	The election of directors;

(2)	The adoption of the Builders FirstSource, Inc. 2014 Incentive Plan;

(3)	An advisory vote to approve the compensation of the named executive officers;

(4)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2014; and

(5)	Any other business that may properly be brought before the annual meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 28, 2014 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 21, 2014. The Proxy Statement and the 2013 Annual Report on Form 10-K are available at www.bldr.com.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary

April 11, 2014

IMPORTANT:

Please see the Question and Answer section on page 4 of this Proxy Statement for instructions on what you need to do to attend the annual meeting in person. Please note that the doors to the annual meeting will open at 8:30 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or, if you elect to receive your proxy materials by mail, by signing, dating, and returning the enclosed proxy card, will save us the expense and extra work of additional proxy solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on the Notice Regarding the Availability of Proxy Materials, proxy card, or the voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

i

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Proxy Statement

Annual Meeting of Stockholders

May 21, 2014

This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 21, 2014 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or, for stockholders who elect to receive their proxy materials by mail, by completing a proxy card and mailing it in the postage-paid envelope provided. Check the Notice Regarding the Availability of Proxy Materials, your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. Please be aware that if you vote over the internet, you may incur costs, such as telecommunication and internet access charges, for which you will be responsible. The internet voting and telephone voting facilities for stockholders of record will be available until 11:59 p.m. eastern daylight time on May 20, 2014. The Notice Regarding the Availability of Proxy Materials was first mailed on or about April 11, 2014.

SOLICITATION AND RATIFICATION OF PROXIES

If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, the members of the Proxy Committee, comprised of Donald F. McAleenan and M. Chad Crow, will vote regarding those matters in accordance with their best judgments. If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1 and “FOR” Proposals 2, 3, and 4. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”

The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

GENERAL INFORMATION ABOUT PROXIES AND VOTING

Outstanding Stock

The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 28, 2014 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 97,969,656 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Internet Availability of Proxy Materials

As permitted by the Federal securities laws, Builders FirstSource is making this Proxy Statement and 2013 Annual Report on Form 10-K (the “2013 Annual Report”) available to its stockholders primarily via the internet instead of mailing printed copies of these materials to each stockholder. On or about April 11, 2014, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and accompanying 2013 Annual Report. These proxy materials are being made available to our stockholders on or about April 11, 2014. The Notice provides instructions regarding how to vote through the internet. The Proxy Statement and 2013 Annual Report are also available on our website at www.bldr.com.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means your shares are registered differently and are held in more than one account. To ensure all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

Voting Procedures

Votes cast by proxy or in person at the meeting will be tabulated by representatives from Broadridge Financial Solutions, Inc. Broadridge Financial Solutions, Inc., or such other person that the Chief Executive Officer appoints in their place, will serve as the Inspector of Election at the annual meeting. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

Proposal 1. Nominees for available director positions of Builders FirstSource are elected by a plurality of the votes cast at the annual meeting. Abstentions from voting have no effect on the outcome of such vote because the election of directors is determined on the basis of votes cast and abstentions are not counted as votes cast. Please see page 7.

Proposal 2. Approval of the Builders FirstSource, Inc. 2014 Incentive Plan requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you vote by proxy, but abstain from voting on the proposal, your abstention will have the same practical effect as a vote against the proposal. Please see page 36.

Proposal 3. The non-binding approval of the 2013 compensation for the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you vote by proxy, but abstain from voting on the proposal, your abstention has the same effect as a vote against the proposal. Please see page 44.

Proposal 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you vote by proxy, but abstain from voting on the proposal, your abstention has the same effect as a vote against the proposal. Please see page 45.

If any other matters properly come before the meeting that are not specifically set forth on the Notice and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting on the matter so proposed, unless otherwise provided in the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws (the “By-laws”) or the Delaware General Corporation Law. None of the members of our Board have informed the Corporation in writing that they intend to oppose any action intended to be taken by the Corporation.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.  What is a proxy?

A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated Donald F. McAleenan, our Senior Vice President and General Counsel, and M. Chad Crow, our Senior Vice President and Chief Financial Officer, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.

2.  What is a proxy statement?

A proxy statement is a document that the Securities and Exchange Commission (the “SEC”) regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card) designating the proxy holders described above to vote on your behalf.

3.  What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”

If your shares are registered in your name at our transfer agent, Computershare Shareowner Services LLC, you are a stockholder of record.

If your shares are registered at Computershare Shareowner Services LLC in the name of a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.

4.  How do you obtain admission to the annual meeting?

Stockholders of Record. Stockholders of record must bring a government-issued photo identification card to gain admission to the annual meeting.

Street Name Holders. To obtain admission to the annual meeting, a street name holder must (1) bring a government-issued photo identification card and (2) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

5.  What different methods can you use to vote?

By Written Proxy. Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.

By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the Notice or proxy card or in the website listed on the Notice, or by the internet, using the procedures and instructions described in the Notice or proxy card. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.

In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in Question 4).

6.  What is the record date and what does it mean?

The record date for the annual meeting is March 28, 2014. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.  What are your voting choices for director nominees, and what vote is needed to elect directors?

For the vote on the election of the Class III director nominees to serve until the 2017 annual meeting, stockholders may:

•	vote in favor of all nominees,

•	vote to withhold votes from all nominees, or

•	vote to withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. Accordingly, abstentions have no effect on Proposal 1. The Board recommends a vote “FOR” each of the director nominees.

8.  What is a plurality of the votes?

In order to be elected, a director nominee does not have to receive votes in favor from a majority of the votes cast for directors. Instead, the four nominees elected will be those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.  What are your voting choices on the approval of the Builders FirstSource 2014 Incentive Plan, and what vote is needed for the approval?

In the vote on the approval of the Builders FirstSource 2014 Incentive Plan, stockholders may:

•	vote in favor of the approval,

•	vote against the approval, or

•	abstain from voting on the approval.

The proposal to approve the Builders FirstSource 2014 Incentive Plan will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” proposal 2. The Board recommends a vote “FOR” proposal 2.

10.  What are your voting choices on the advisory vote to approve the 2013 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation?

In the non-binding vote to approve the 2013 compensation of the Corporation’s named executive officers, including the Corporation’s compensation practices and principles and their implementation, as discussed and disclosed in this Proxy Statement, stockholders may:

•	vote in favor of the proposal,

•	vote against the proposal, or

•	abstain from voting on the proposal.

The proposal to approve the 2013 compensation of the Corporation’s named executive officers requires the affirmative vote of a majority of the votes represented and entitled to vote at the annual meeting. Accordingly, abstentions have the effect of a vote “against” Proposal 3. This is an advisory vote, and, as such, is not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the results of the vote when setting the compensation of the Company’s executive officers in the future. The Board recommends a vote “FOR” Proposal 3.

11.  What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?

In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2014, stockholders may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” Proposal 4. The Board recommends a vote “FOR” Proposal 4.

12.  What if a stockholder does not specify a choice for a matter when returning a proxy card?

Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned, but for which no specific instruction is given, will be voted “FOR” all the director candidates listed in Proposal 1 and “FOR” Proposals 2, 3, and 4.

13.  How are broker non-votes counted?

If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Brokers do not have the discretionary authority to vote on Proposals 1, 2, or 3. Broker non-votes will not have any effect on the voting results.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

There are currently ten members of the Board of Directors. Pursuant to the Corporation’s By-laws, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. Accordingly, Proposal 1 seeks the election of four directors to fill the directorships whose terms expire in 2014.

The terms of four directors, Paul S. Levy, David A. Barr, Cleveland A. Christophe, and Craig A. Steinke, will expire at the annual meeting in 2014. The Board of Directors has nominated Messrs. Levy, Barr, Christophe, and Steinke for election to a term that will expire at the annual meeting in 2017.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2014 annual meeting, furnished to the Corporation the following information with respect to his principal occupation or employment and public company directorships:

Class III — Directors with Terms Expiring in 2014

Paul S. Levy, Director and Chairman of the Board, age 66. Mr. Levy became a director in 1998. Mr. Levy is a Managing Director of JLL Partners, Inc., which he founded in 1988. In the last five years, he served on the boards of the following public companies: Patheon, Inc. (current), IASIS Healthcare, LLC (current), JGWPT Holdings Inc. (current), and PGT, Inc. (previous). The Board believes Mr. Levy’s extensive experience in buying and managing a variety of businesses is of great value to the Board and the Corporation.

David A. Barr, Director, age 50. Mr. Barr became a director in February of 2006. Mr. Barr has served as a general partner of Warburg Pincus & Co. and a managing director of Warburg Pincus, LLC since January 2001 and is involved in leveraged buy-out and special situations activities in the United States. Mr. Barr was a managing director at Butler Capital and focused on leveraged buy-out transactions for more than 10 years prior to joining Warburg Pincus in 2000. He also previously worked at Goldman Sachs. He received a B.A. in economics from Wesleyan University and an M.B.A. from Harvard Business School. In the last five years, he served on the boards of the following public companies: Aramark Holdings Corporation (current), Neiman Marcus, Inc. (previous), TransDigm Group Incorporated (previous), and Polypore International, Inc. (previous). He also currently serves on the boards of directors of Consolidated Precision Products, Total Safety U.S., Inc., and Crossmark, Inc. Mr. Barr’s extensive experience in corporate finance and his service on a number of public company boards brings additional depth and perspective to the Board’s deliberations.

Cleveland A. Christophe, Director, age 68. Mr. Christophe became a director in September of 2005 and is the Chairman of the Compensation Committee and a member of the Audit Committee and the Nominating Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. In January 2013, Mr. Christophe retired from US&S, Inc., a supplier of services and materials primarily to various agencies of the U.S. Government. He had been President of US&S, Inc. since 2009. Mr. Christophe is also the Managing Partner of TSG Capital Group, a private equity investment firm, which he founded in 1992. Previously, Mr. Christophe was Senior Vice President of TLC Group, L.P. From 1971 to 1987, Mr. Christophe held numerous senior positions with Citibank, N.A. He has been a Chartered Financial Analyst since 1975. The Board believes Mr. Christophe’s substantial managerial experience, financial expertise, and prior service on public company audit committees position him to make valuable contributions to the Board.

Craig A. Steinke, Director, age 57. Mr. Steinke became a director in June of 2006 and is the Chairman of the Nominating Committee and a member of the Audit Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. Since September 2010, Mr. Steinke has served as a director and full-time adviser for Lazer Spot Inc., which specializes in providing logistics support to Fortune 500 companies. Prior to that, he was President and Chief Executive Officer of GPX International Tire Corporation, an international manufacturer and distributor of branded industrial and off road equipment tires, and a director of its parent, GPX International, Inc. From 2001 to 2007, Mr. Steinke was President and Chief Executive Officer of Eagle Family Foods, Inc., a consumer products company in the food industry. Prior to his appointment as CEO in 2001, he served as Chief Financial Officer of Eagle Family Foods from 1998 to 2001. His previous positions held include Senior Vice President and Group General Manager of BHP Copper, a significant natural resource company, and President of Magma Metals, a billion-dollar subsidiary of Magma Copper Company. Mr. Steinke is a C.P.A. and was employed by Arthur Andersen & Co. In the last five years, he served on the board of the following public company: GSE Holding, Inc. (current). He also currently serves on the boards of directors of two private companies: Alliance Tires Americas, Inc. and Lazer Spot Inc. The Board recognizes that Mr. Steinke’s extensive experience at the senior executive management level allows him to make significant contributions to the development of the Corporation’s business strategy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2013, are set forth below:

Class I — Directors with Terms Expiring in 2015

Michael Graff, Director, age 62. Mr. Graff became a director in February of 2006. He has served as a general partner of Warburg Pincus & Co and a managing director of Warburg Pincus, LLC since 2003. Mr. Graff is currently involved with the firm’s leveraged buy-out and special situation activities, focusing primarily on the industrial sector. He was President and Chief Operating Officer of Bombardier Aerospace before joining Warburg Pincus. Previously, he was a partner at McKinsey & Company in New York, London, and Pittsburgh. Mr. Graff received an A.B. from Harvard College in economics and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology. In the last five years, he served on the boards of the following public companies: TransDigm Group Incorporated (current) and Polypore International, Inc. (current). Mr. Graff also currently serves on the boards of directors of Consolidated Precision Products, Extant Components Group Holdings, Inc., and QuEST Global Services. The Board believes that, based on the knowledge and experience he obtained as a senior executive officer and his many years as a consultant, Mr. Graff provides sound judgment and excellent perspective on business management to the Board.

Robert C. Griffin, Director, age 66. Mr. Griffin became a director in June of 2005 and is the Chairman of the Audit Committee and a member of the Nominating Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. In March 2002, Mr. Griffin retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. In the last five years, he served on the boards of the following public companies: GSE Holding, Inc. (current), Commercial Vehicle Group, Inc. (current), JGWPT Holdings, Inc. (current), and Sunair Services Corporation (previous). The Board recognizes that Mr. Griffin’s broad experience in the financial and investment world and his service on other public company boards brings a very important perspective to the Board.

Brett N. Milgrim, Director, age 45. Mr. Milgrim became a director in 1999 and is a member of the Compensation Committee. From 1997 until early 2011, he was a Managing Director of JLL Partners, Inc. In the last five years, he served on the board of the following public company: PGT, Inc. (current). The Board believes that Mr. Milgrim is extremely knowledgeable regarding all aspects of corporate finance and the capital markets, and this knowledge is of great importance to the Board.

Class II — Directors with Terms Expiring in 2016

Daniel Agroskin, Director, age 37. Mr. Agroskin became a director in February of 2012. Mr. Agroskin is a Managing Director of JLL Partners, Inc., which he joined in August 2005. Prior to that, he worked at JP Morgan Partners, a private equity investment firm, and in Merrill Lynch’s Mergers and Acquisitions Group. He holds a Bachelor of Arts degree from Stanford University and a Master of Business Administration degree from the Wharton School of the University of Pennsylvania. In the last five years, Mr. Agroskin served on the boards of the following public companies: Patheon, Inc. (current) and PGT, Inc. (previous). Mr. Agroskin is also a director on the boards of American Dental Partners, Inc., BioClinica, Inc., and Medical Card Systems, Inc. Mr. Agroskin was a director on the board of PharmaNet Development Group, Inc. until July 2011. The Board believes Mr. Agroskin’s financial and investment expertise and his experience on other boards of directors provides value to the Company and its stockholders.

Kevin J. Kruse, Director, age 44. Mr. Kruse became a director in February of 2006 and is a member of the Compensation Committee. Mr. Kruse has been a partner at Seven Mile Capital Partners LLC since January 2012. He was a managing director of Warburg Pincus, LLC from January 2006 until December 2010 and was employed by Warburg Pincus, LLC since February 2002. Prior to joining Warburg Pincus, LLC, Mr. Kruse was employed by AEA Investors, Inc. Prior to that, he was employed by Bain & Co., Inc., a management consulting firm. In the last five years, Mr. Kruse served on the board of the following public company: Polypore International, Inc. (previous). He also serves on the boards of several private companies. The Board believes Mr. Kruse’s broad experience in investing and his service on the boards of several public companies is a significant asset to the Board.

Floyd F. Sherman, Chief Executive Officer, President, and Director, age 74. Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. He also served as President of the Corporation since February 2008 and from 2001 until October 2006. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. In the last five years, he served on the board of the following public company: PGT, Inc. (current). The Board believes Mr. Sherman’s role as Chief Executive Officer of the Corporation and his over 40 years of experience in the building products industry make him an essential Board member.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Purpose and Structure

The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board consists of ten directors.

Director Independence

The Board of Directors is comprised of one management director, Mr. Sherman, who is the Corporation’s President and CEO, and nine non-management directors. In 2013, our Board of Directors affirmatively determined that Messrs. Christophe, Griffin, and Steinke are “independent” under the director independence criteria adopted under the Nasdaq Marketplace Rules (the “Nasdaq Rules”). In addition, our Board of Directors affirmatively determined that Messrs. Christophe, Griffin, and Steinke are also “independent” under the SEC’s standards for independent audit committee members. As a result, the Nominating Committee and the Audit Committee, which both consist of Messrs. Steinke, Christophe, and Griffin, are comprised solely of independent directors.

As part of its annual evaluation of director independence, the Board examined, among other things, whether any transactions or relationships exist currently, or existed during the past three years, between each independent director and the Corporation or its subsidiaries, affiliates, equity investors, or independent registered public accounting firm (the “auditors”). If such transactions or relationships exist, the Board reviews the nature of those transactions or relationships under the relevant Nasdaq and SEC standards. The Board also examined whether there are, or have been within the past year, any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board affirmatively determined that each of Messrs. Christophe, Griffin, and Steinke is independent under those criteria. Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Policy on Stockholder-Director Communications.”

Board Meetings and Attendance

In 2013, our Board of Directors met four times, our Audit Committee met eight times, our Compensation Committee met three times, and our Nominating Committee met two times, including regularly scheduled and special meetings. During 2013, each of the Corporation’s incumbent directors attended at least 75% percent of the combined meetings of the Board and any committee on which he served. Pursuant to the Builders FirstSource, Inc. Policy on Director Attendance at Annual Meetings of Stockholders (available on the Governance section of our website), all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2013, one member of the Board attended our annual meeting in person and six members were available by conference call.

Board Leadership Structure and Role in Risk Oversight

The Board is led by the Chairman of the Board, Paul Levy, who is affiliated with JLL Partners, Inc. Floyd Sherman, the Corporation’s Chief Executive officer and the only employee Director, does not have any formal leadership role with the Board. Mr. Levy takes a leading role in establishing the timing, agenda, and procedure of Board meetings. However, each of the Directors actively participates in guiding the actions of the Board. The Board has determined that this leadership structure is appropriate and effective due to the Board’s size, the working relationship that has developed between the Directors as a result of their length of service on the Board, and the significant experience that the members of the Board have as directors and members of senior management with other companies.

The Corporation’s Board of Directors recognizes that, although day-to-day risk management is primarily the responsibility of the Corporation’s management team, the Board plays a critical role in the oversight of risk management. In that light, the Board is active, as a whole and also at the committee level, in reviewing management’s assessment of the major risks facing the Corporation and management’s processes for monitoring and controlling these risks. The Board regularly receives information from senior management regarding the Corporation’s financial results, credit, liquidity, operations, and other matters, as well as reports from the Corporation’s Audit Committee and Compensation Committee. During its review of such information, the Board discusses and analyses risks associated with each area, as well as risks associated with new business ventures and those relating to the Company’s executive compensation plans and arrangements. The Board assumes ultimate responsibility for ensuring that the Corporation’s management adequately assesses the risks facing the Corporation and appropriately manages those risks.

The Audit Committee is specifically responsible for overseeing and monitoring the quality and integrity of the Corporation’s financial reports and other financial information provided to its stockholders. This includes reviewing the results of management’s risk assessment and compliance with management policies as they relate to financial reporting. The Audit Committee also monitors the Corporation’s compliance with legal and regulatory requirements and the risks associated therewith. On a regular basis, the Audit Committee reviews with senior management significant areas of risk exposure, including financial reporting controls, operational risks, pending litigation, employee issues, and issues arising from complaints to the Corporation’s hotline and other risk detection mechanisms.

The Compensation Committee reviewed with management the design and operation of our compensation programs for all employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the Corporation. After conducting its evaluation, the Compensation Committee concluded that the Corporation’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation.

Controlled Company Exemption and Committees

As of the date hereof, we are a “controlled company” for purposes of Rule 5615(c) of the Nasdaq Rules by virtue of the fact that JLL Building Holdings, LLC and Warburg Pincus Equity IX, L.P., who publicly filed a notice that they are acting as a group pursuant to the Schedule 13D Amendment No. 6 filed by Building Products, LLC on June 24, 2010, collectively hold 50.2% of the outstanding voting power of our outstanding Common Stock as of March 31, 2014. As a controlled company, we are exempt from the provisions of the Nasdaq Rules that require us to have a board of directors comprised of a majority of independent directors and to maintain compensation and nominating committees comprised solely of independent directors. If we cease to be a controlled company under the Nasdaq Rules, we will come into full compliance with all of the requirements thereof within the applicable transition periods provided by the Nasdaq Rules.

Audit Committee

The Audit Committee is composed of three independent directors (as that term is defined by the Nasdaq Rules and SEC regulations), Messrs. Christophe, Griffin, and Steinke. Mr. Griffin serves as the Chairman of the Audit Committee. The Board of Directors affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the Nasdaq Rules. Messrs. Christophe, Griffin, and Steinke were also designated by the Board as audit committee “financial experts” under the SEC’s guidelines. The Board further determined that Messrs. Christophe, Griffin, and Steinke meet the independence standards of both the SEC regulations and the Nasdaq Rules for audit committee members. The Board adopted an amended charter for the Audit Committee on October 25, 2010. A copy of this charter is available on the Governance section of our website at www.bldr.com. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the auditors’ qualifications, independence, and performance, and (iv) the performance of the Corporation’s internal audit function, including its internal control systems. The Audit Committee’s functions include preparation of the audit committee report included in this Proxy Statement. The Audit Committee is also annually required to evaluate its performance and review and assess the adequacy of its charter.

Compensation Committee

The Compensation Committee is composed of three directors, Messrs. Christophe, Kruse, and Milgrim. Mr. Christophe serves as the Chairman of the Compensation Committee. The Board adopted a charter for the Compensation Committee on July 27, 2006. A copy of this charter is available on the Governance section of our website at www.bldr.com.

The Compensation Committee is charged with (i) annually reviewing and recommending to the Board, for the Board’s approval, all Corporation goals and objectives relevant to the Chief Executive Officer’s compensation, (ii) annually evaluating the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives, (iii) annually reviewing and recommending to the Board for its approval the Chief Executive Officer’s base salary, incentive compensation levels, and perquisites and other personal benefits based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance relative to the Corporation’s goals and objectives, (iv) annually reviewing, evaluating, and recommending to the Board for its approval the base salary level, incentive compensation levels, and perquisites and other personal benefits of the other executive officers of the Corporation, (v) reviewing and making recommendations to the Board regarding any employment, severance, or termination arrangements to be made with any executive officer of the Corporation, (vi) making recommendations to the Board with respect to awards under the Corporation’s incentive compensation plans and equity-based compensation plans, (vii) making regular reports to the Board concerning the activities of the Compensation Committee, (viii) performing an annual performance evaluation of the Compensation Committee, and (ix) performing other activities as the Compensation Committee or Board may deem appropriate. The Compensation Committee is not specifically authorized to delegate these duties. Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in the “Compensation Discussion and Analysis” later in this Proxy Statement.

Nominating Committee

The Nominating Committee is composed of three independent directors, Messrs. Steinke, Christophe, and Griffin. Mr. Steinke serves as the Chairman of the Nominating Committee. The Board adopted an amended charter for the Nominating Committee on February 14, 2012. A copy of this charter is available on the Governance section of our website at www.bldr.com.

The purpose of the Nominating Committee is to (i) identify and evaluate individuals qualified to become Board members, consistent with criteria approved by the Board, (ii) recommend to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board, (iii) recommend to the Board the directors to be appointed to each committee of the Board, and (iv) evaluate and make recommendations to the Board regarding (a) the eligibility criteria for receipt of compensation as a director and (b) the appropriate compensation to be paid to eligible members of the Board and to members of Board committees.

Compensation of Directors

The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel Agroskin(2)	—	—	—
David A. Barr(2)	—	—	—
Cleveland A. Christophe	65,417	49,998	115,415
Michael Graff(2)	—	—	—
Robert C. Griffin	67,500	49,998	117,498
Kevin J. Kruse	52,083	49,998	102,081
Paul S. Levy(2)	—	—	—
Brett N. Milgrim	52,083	49,998	102,081
Floyd F. Sherman(3)	—	—	—
Craig A. Steinke	59,167	49,998	109,165

(1)

Reflects the aggregate grant date fair value of restricted stock awards granted in 2013. The fair value of these awards was determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The fair value of the restricted stock awards was equal to the closing price of our Common Stock on the grant date.

(2)	Messrs. Agroskin, Barr, Graff, and Levy do not qualify as Eligible Directors under the Corporation’s Amended and Restated Director Compensation Policy, as described below.

(3)

As an employee of the Corporation, Mr. Sherman does not receive any compensation for his service as a director. The compensation he receives as an employee is set forth in “Executive Compensation and Other Information” below.

The following table shows the total number of restricted shares held as of December 31, 2013:

Name	Number of Restricted Shares
Christophe	8,333
Griffin	8,333
Kruse	8,333
Milgrim	8,333
Steinke	8,333

Director Compensation Program

Under the Amended and Restated Director Compensation Policy, directors are entitled to compensation for their service on the Board if they were neither (i) concurrently employed in any capacity by the Corporation or any of its subsidiaries nor (ii) unless otherwise determined by the Nominating Committee, concurrently employed by or affiliated with (a) JLL Partners, JLL Associates G.P. V, L.L.C, or JLL Building Holdings, LLC or any of their affiliates or (b) Warburg Pincus & Co., Warburg Pincus LLC, or Warburg Pincus Private Equity IX, L.P. or any of their affiliates. For purposes of the policy, “affiliate” has the meaning given to it in Rule 12b-2 promulgated under the Exchange Act. The directors who meet these standards (“Eligible Directors”) receive an annual cash retainer of $50,000, payable quarterly.

From January 1, 2013 to July 31, 2013, Eligible Directors also received an annual retainer of $5,000 for service as the chairperson of a committee of the Board. During that period they did not receive any additional fee for serving as a member (non-Chairman) of a committee. Beginning on August 1, 2013, the annual fees for serving on the Board’s committees were revised as follows:

Committee	Chairman Fee	Member (non-Chairman) Fee
Audit Committee	$30,000	$5,000
Compensation Committee	$20,000	$5,000
Nominating Committee	$10,000	$5,000

Eligible Directors do not receive separate per meeting fees for either Board or committee meetings.

Eligible Directors also receive annual equity awards. Prior to February 2014, Eligible Directors received awards of restricted stock. Subsequent to February 2014, Eligible Directors will receive restricted stock units. The number of shares underlying these awards is determined by dividing a dollar value ($50,000 per year) by the fair market value of our Common Stock on the date of grant. These awards vest in full on the earlier of the first anniversary of the grant date or upon such director’s cessation of service due to death, disability, or retirement. If a new Eligible Director joins the Board, or if an existing director’s status changes to allow him or her to qualify as an Eligible Director, that director will receive a grant of restricted stock units on a prorated basis for the remainder of the current director compensation year (August 1 to July 31).

We do not compensate directors for any period of service in which they are not Eligible Directors.

No Material Proceedings

As of March 31, 2014, there are no material proceedings to which any director, executive officer, or affiliate of the Corporation or any owner of more than five percent of the Common Stock, or any associate of any of the foregoing, (i) is a party adverse to the Corporation or any of its subsidiaries or (ii) has a material interest adverse to the Corporation or any of its subsidiaries.

Mr. Steinke was the President and Chief Executive Officer of GPX International Tire Corporation, which filed for voluntary bankruptcy on October 1, 2009 with the support of its senior lenders to effectuate sales of its businesses under Section 363 of the United States Bankruptcy Code. The United States Bankruptcy Court approved the sales in December 2009, and the sales were consummated in January 2010.

CORPORATE GOVERNANCE

Builders FirstSource is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors approved a comprehensive system of corporate governance documents. These documents are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.

Code of Business Conduct and Ethics

Builders FirstSource and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, and controller), and employees. Our Code of Business Conduct and Ethics is administered by the Compliance Committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments. Our employees are encouraged to report any suspected violations of laws, regulations, or the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors also approved a Supplemental Code of Ethics for Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both policies can be found on the Governance section of our corporate website at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

In addition, within four business days of:

•	any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, or Controller, or

•

the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our website at the internet address above. Such information will be available on our website for at least a 12-month period. In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the Nasdaq Rules.

By-law Provisions on Stockholder Nominations of Director Candidates

Builders FirstSource’s By-laws provide that no director candidate may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary, within the time limits described in the By-laws, a written notice containing the information specified in the By-laws and (ii) was a stockholder of record (a) at the time such notice was delivered to the Corporate Secretary and (b) on the record date for the determination of stockholders entitled to notice and to vote at the meeting at which such director is standing for election. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2015 annual meeting in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 21, 2015, but no later than February 20, 2015. Only individuals nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, or by e-mail at inforequest@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below in “Stockholder Proposals.”

Policy on Stockholder Recommendations for Director Candidates

The Nominating Committee adopted a Policy on Stockholder Recommendations for Director Candidates to describe the process by which the Nominating Committee (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates is available on the Governance section of our website at www.bldr.com. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership,

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination,

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is made,

•

The name, age, residence, business address, and principal occupation of the candidate; the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation; the number of shares of the Corporation’s stock, if any, owned beneficially or of record by the candidate; and the candidate’s consent to be named as a director if selected and nominated by the Board, and

•

Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

The stockholder recommendation and information described above must be sent to the Corporate Secretary, at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 and must be delivered to, or mailed and received by, the Corporate Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that if the annual meeting is called for a date not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first) and (ii) in the case of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

Policy on the Director Nomination Process

The Nominating Committee adopted a Policy on the Director Nomination Process that describes the process followed by the Nominating Committee to identify, evaluate, and recommend future director candidates for selection by the full Board. A current copy of the Policy on the Director Nomination Process is available on the Governance section of our website at www.bldr.com.

The Nominating Committee believes the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, diversity of background and experience, conflicts of interest, and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, or similar organizations, and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, or the Nasdaq Rules.

A nominee for director should have an understanding of the workings of large business organizations such as the Corporation, as well as the ability to make independent, analytical judgments, the ability to communicate effectively, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. In addition, the Nominating Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Corporation.

The Nominating Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating Committee if they become aware of persons meeting the criteria described above. The Nominating Committee may also, from time to time, engage firms that specialize in identifying director candidates. As described further in the Corporation’s Policy on Stockholder Recommendations for Director Candidates, the Nominating Committee will also consider candidates recommended by stockholders.

Once a person is identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Nominating Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate and review the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating Committee might be considering. In certain instances, the Nominating Committee may conduct one or more interviews with the candidate, contact one or more references provided by the candidate, or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The evaluation process conducted by the Nominating Committee does not vary based on whether or not a candidate is recommended by a stockholder, although the Nominating Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

The Nominating Committee considers diversity of background and experience as one of several factors set forth in the Policy on the Director Nomination Process that it takes into account in evaluating a potential director candidate’s qualifications. The Nominating Committee considers all types of diversity in making this determination. The Nominating Committee will generally evaluate the effectiveness of the Policy on the Director Nomination Process annually, including those sections dealing with diversity of background and experience, but does not have a formal review process covering diversity.

Policy on Stockholder-Director Communications

The Policy on Stockholder-Director Communications describes the process for stockholders to send communications to the Board. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation in care of the Corporate Secretary at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. A current copy of the Policy on Stockholder-Director Communications is available on the Governance section of our website at www.bldr.com.

All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Auditor Services Pre-Approval Policy

Our Audit and Non-Audit Services Pre-Approval Policy, available on the Governance section of our website at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

In the discussion that follows, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The persons who served as our Chief Executive Officer and Chief Financial Officer during 2013, as well as the other individuals named in the “Summary Compensation Table,” are referred to as the “named executive officers” or “NEOs” throughout this Proxy Statement.

Executive Summary

Beginning in 2006, the housing industry experienced a severe extended downturn which did not begin to stabilize until late 2011. Homebuilding strengthened over the following two years, with U.S. single-family housing starts up 24.2% and 15.5% in 2012 and 2013, respectively. The Company’s financial results also significantly improved during this period. Sales increased 37.4% in 2012 compared to 2011 and increased 39.2% in 2013 compared to 2012, substantially outpacing the growth rate of single-family housing starts. The Company’s strong revenue growth drove significant increases in Adjusted EBITDA during 2012-2013, in part due to tight cost controls implemented by our management team. Adjusted EBITDA improved from ($15.0 million) in 2011 to $6.4 million in 2012 and $61.3 million in 2013, increases of $21.4 million and 54.9 million, respectively (or 7.3% of incremental sales in 2012 and 13.1% of incremental sales in 2013). In this environment, our Compensation Committee made some important decisions regarding executive compensation during 2013, including the following:

•

After several years of salary freezes, the Compensation Committee and the Board decided to raise the salaries of our executive officers for 2013. Salary increases for our NEO’s ranged from 3.33% to 6.25%.

•

The Compensation Committee and the Board decided to implement a revised performance-based annual incentive bonus program for corporate managers, including our NEO’s, which we refer to as the Corporate Incentive Plan. As described in more detail below, the Corporate Incentive Plan provided NEOs with an opportunity to earn an annual incentive based on (i) the amount of Adjusted EBITDA produced by the Company in 2013; (ii) the level of working capital as a percentage of sales achieved by the Company for the year; and (iii) a discretionary component based on individual performance.

•

The Company produced its best financial performance in several years in 2013, substantially exceeding its 2013 Adjusted EBITDA goal and meeting its working capital goal. As a result, each of the NEOs received a 2013 annual incentive award equal to 61.2% of their base salary for 2013. Prior to 2013, the NEOs had not received a financial performance bonus for several years due to the severe industry downturn and its effect on the Company’s financial performance.

•

Following the successful completion of the Company’s rights offering and debt exchange in January 2010, the Compensation Committee issued significant new equity awards to key managers, including our NEOs, in order to promote retention and provide incentive to management in a difficult operating environment. Given the significant equity awards made in 2010, the Committee again decided not to grant additional equity awards to our NEOs or our other key managers in 2013, consistent with its practice of not granting new awards in 2011 or 2012.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

At the annual meeting of stockholders on May 25, 2011, over 99% of the shares represented and entitled to vote at the annual meeting were voted to approve the compensation of the Company’s named executive officers, as discussed and disclosed in the 2011 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our named executive officers and the Company’s overall pay practices enjoy strong stockholder support.

Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders.

At the annual meeting of stockholders on May 25, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur once every three years. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation once every three years (with the next such advisory vote scheduled to occur at this annual meeting) until the next required vote on the frequency of stockholder votes on the compensation of executive officers, which is scheduled to occur at the 2017 annual meeting.

Compensation Principles

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program has historically been guided by several key principles:

•	Our compensation program should provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.

•	Our compensation program should provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors.

•	Our compensation program should provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program.

•	Our compensation program should align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.

Although the Compensation Committee is generally guided by all of the principles outlined above, the Committee implemented an executive compensation program in recent years with a particular focus on “pay-for-performance” in light of the Company’s operating results during the severe industry downturn. For example, prior to the NEO salary increases in 2013, the Committee had not increased the salaries of our executive officers since 2008 (except for Mr. Crow, as discussed below), regardless of their individual performance during those years or their level of compensation relative to our peer companies. This decision to freeze executive officer salaries was recommended by the Company’s senior management. From 2008 through 2012, the Committee also implemented an annual bonus program for our NEO’s and other corporate office managers that was primarily based on the Company achieving positive earnings before interest, taxes and amortization (“EBITA”), even though there was no realistic expectation that the Company would have positive earnings for the applicable year given industry conditions. As a result, the salary and bonus components of our executive compensation program during those years resulted in significantly lower cash compensation opportunities for our NEOs compared to the years immediately prior to the housing downturn. The Committee, along with management, believes this was appropriate in light of the extended weak housing market, the Company’s financial results during that period and the continuing need to control operating expenses.

In 2013, in view of the strengthening housing market and the Company’s improved financial results, the Committee increased executive officer salaries and revised the annual bonus program. The 2013 Corporate Incentive Plan again focused on “pay-for-performance,” with bonuses thereunder primarily based on the level of Adjusted EBITDA earned by the Company and the amount of working capital as a percentage of sales achieved, as discussed below.

2013 Executive Compensation Process

Role of the Compensation Committee. Under its charter, the Compensation Committee is responsible for designing our executive compensation program and assisting the Board in discharging its responsibilities relating to executive compensation. As part of its evaluation process, the Committee reviewed compensation information from various sources, including data compiled from certain members of our management team, as described below. In January 2013, the Compensation Committee approved, and recommended to our Board of Directors for its ratification, the 2013 compensation program for our NEOs, including the 2013 base salary increases and the 2013 Corporate Incentive Plan.

Role of Executives. Our CEO, CFO and General Counsel, as well as members of our Legal and Finance Departments, assisted the Compensation Committee and the Board in gathering the information needed for their respective reviews of our 2013 executive compensation program. This assistance included the preparation of tally sheets and the assembly of requested compensation data. The Compensation Committee and the Board also considered our CEO’s recommendations for our executive officers (other than himself) with respect to the 2013 compensation program.

Role of Compensation Consultants. In the past, the Compensation Committee has engaged compensation consultants to assist in its review and evaluation of our executive compensation program. In 2008, the Committee engaged Mercer Human Resource Consulting (“Mercer”) to conduct a review of our compensation program (including base salary, annual bonus plan and equity awards), to conduct market compensation comparisons for the executive officers, and to make recommendations to the Committee regarding any suggested changes to our executive compensation program. The Committee met with Mercer, reviewed its reports, and considered its advice in connection with structuring our compensation program and setting compensation levels for 2008. For 2009 through 2012, the Compensation Committee decided that it would not make any significant changes to the structure of the executive compensation program, and would generally continue the program that was in effect for 2008, but on a reduced basis in certain respects in light of the extended industry downturn and the Company’s struggling financial performance (An exception to this consistent approach was the relatively large equity grants made in 2010, as discussed below.). Due to the absence of significant changes to the executive compensation program during those years, the Committee decided not to retain a compensation consultant to review the program or to compile peer company compensation data. As noted above, in 2013, the Committee increased NEO salaries and revised the Company’s annual incentive plan, but did not retain a compensation consultant to assist in its review of the 2013 executive compensation program, due to (i) the relatively small increases made in NEO salaries (after four years of no increases) and (ii) the nature of the revisions made to the annual incentive plan (which were more in the nature of refinements to the prior years’ incentive plans, rather than a completely new approach).

In June 2013, the Committee retained Meridian Compensation Partners, LLC to perform a comprehensive review of the Company’s executive compensation program and to conduct market compensation comparisons for our executive officers in order to assist the Committee in designing the 2014 executive compensation program.

Market Comparisons. In setting up the current structure of our executive compensation program back in 2008, the Compensation Committee examined the competitiveness of our compensation program using peer data provided by Mercer to determine how our compensation levels compared to our overall philosophy and target markets. As discussed above, we did not rely on market survey data as a material factor in structuring our compensation program or determining compensation levels for the years 2009 through 2013.

2013 Review of Total Compensation. A tally sheet affixing dollar amounts for the following components of compensation for each NEO was prepared by management and reviewed by the Compensation Committee: salary, bonus, long-term incentives, accumulated (unrealized) gains under outstanding equity awards, and projected payout obligations under potential severance and change-in-control scenarios. The Committee utilizes tally sheets as an information resource in order to ensure that the Committee has a comprehensive picture of the total compensation opportunities for each executive officer. The tally sheets were used as a reference point by the Committee, but were not a material factor in specific compensation decisions made by the Committee for the 2013 executive compensation program. Based on its overall review, the Compensation Committee determined that our executives’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payments) in the aggregate was appropriate in light of (i) the Company’s recent financial performance, and (ii) the NEOs’ contributions toward achieving the Company’s business and financial objectives, overall responsibilities and individual performance.

Role of the Board of Directors. The Board of Directors is responsible for reviewing and ratifying the decisions and recommendations of the Compensation Committee regarding our executive compensation program. In February 2013, after considering the decisions and recommendations of the Compensation Committee, the Board ratified the 2013 executive officer compensation program.

Elements of our Compensation Program

Components of Compensation. There are three main components of our executive compensation program:

•	Base salary;

•	Annual cash incentives; and

•	Long-term equity incentives.

Reflecting our philosophy to focus on direct (rather than indirect) compensation as the most appropriate means to attract and retain key executive talent, and seeking to maintain an egalitarian culture, we provide very few special benefits to our executive officers that are not generally available to all of our salaried employees. For example, the Board offers no perquisites to our executive officers other than auto allowances and no retirement benefits beyond our company-wide 401(k) plan.

The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Base Salary

Base salary is designed to compensate the executive officers for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we generally consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our target market, and internal pay equity.

As noted above, beginning in 2009, the Compensation Committee and the Board implemented a Company-wide freeze on salaries, including the salaries of our NEOs, as part of the Company’s expense control program. The Committee and the Board continued this salary freeze in 2010 and 2011, and for the NEOs, in 2012 as well, with one exception. In June 2012, the Committee and the Board increased Mr. Crow’s salary from $350,000 to $400,000, based on Mr. Crow’s job performance, his promotion to CFO, competitive pay factors and considerations of internal pay equity relative to other NEOs.

In early 2013, the Committee and the Board increased executive officer salaries to the following amounts:

•	Floyd Sherman — $625,000, a 4.17% increase,

•	Morris Tolly — $465,000, a 3.33% increase,

•	Chad Crow — $425,000, a 6.25% increase, and

•	Don McAleenan — $405,000, a 3.85% increase.

The Committee increased executive officer salaries due to (i) the Company’s improved financial performance in 2012, (ii) the absence of raises generally for the executive officers during the prior four-year period, and (iii) the Committee’s desire to retain the Company’s senior management team in an increasingly competitive industry environment. The Committee determined the amount of the salary increases based on its subjective evaluation of each executive’s role and responsibilities, individual performance and on considerations of internal pay equity relative to other NEOs. The 4.17% raise given to Mr. Sherman was the first salary increase he has received since he joined the Company in 2001.

Annual Cash Incentives

We provide annual cash bonus opportunities to our executive officers, which are designed to reward the achievement of financial results measured over the current fiscal year. The Compensation Committee selects the financial performance goals applicable to the annual incentive program, which may be based on one or more stockholder-approved performance criteria under our 2007 Incentive Plan, as amended. In addition, in order to provide a mechanism to reward individual performance and to facilitate retention of key managers, a portion of each NEO’s annual cash incentive bonus award has historically been payable at the Board’s discretion. Prior to the industry downturn, our compensation philosophy historically had been to target annual bonuses at the upper quartile of the market, with the result that our NEOs would earn above-average cash compensation if the Company’s financial targets for the year were achieved. However, due to the Company’s operating losses during the extended weak housing market, we did not pay any annual incentives to our NEOs for the 2008 through 2011 fiscal years, and paid only a discretionary bonus in 2012.

2013 Management Incentive Plan.  For 2013, the Committee implemented a revised annual cash incentive program for its corporate office managers (the “2013 Corporate Incentive Plan” or the “2013 Plan”), in which the NEOs participated. The bonus amounts that could be earned by our NEOs under the 2013 Plan ranged from $0 to a maximum of 150% of their respective base salaries.

The 2013 Corporate Incentive Plan provided for bonuses based on the following metrics:

•	Adjusted EBITDA — 70% weighting,

•	Working Capital as a Percentage of Sales — 10% weighting, and

•	Discretionary factors — 20% weighting.

The Committee chose Adjusted EBITDA and Working Capital as the financial performance goals under the 2013 Corporate Incentive Plan because it believed that these are the most critical metrics in terms of managing the Company’s business and measuring its financial and operating performance.

Adjusted EBITDA Metric.  The 2013 Plan established a corporate office bonus pool (the “Bonus Pool”) based on the amount of Adjusted EBITDA earned by the Company for the year. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization, as adjusted for other non-recurring and/or non-cash items. The Bonus Pool was funded in an amount equal to a designated percentage of annual consolidated Adjusted EBITDA, with the designated percentage increasing as 2013 Adjusted EBITDA increased, as follows:

•	4.55% of the first $50 million, or up to $2,275,000,

•	5.20% of the next $50 million ($50 to $100 million), or up to an additional $2,600,000,

•	5.85% of the next $50 million ($100 to $150 million), or up to an additional $2,925,000,

•	6.50% of the next $50 million ($150 to $200 million), or up to an additional $3,250,000, and

•	7.15% of any amount above $200 million.

The 2013 Plan provided that no bonuses would be earned under the Adjusted EBITDA component unless the Company achieved more than 50% of its Adjusted EBITDA target for the 2013 fiscal year as set by the Board of Directors. The allocation of the Bonus Pool among participants was determined as follows: (i) each participant’s Adjusted EBITDA bonus eligibility amount was set at a percentage of salary, determined based on the participant’s salary level; (ii) each participant’s Adjusted EBITDA bonus eligibility amount was divided by the sum of all participants’ Adjusted EBITDA bonus eligibility amounts; and (iii) the resulting percentage was multiplied by the Bonus Pool dollars to determine a participant’s payment for this portion of the Plan. For 2013, based on the above formula, the following percentages of the Bonus Pool were allocated to our executive officers:

•	Floyd Sherman — 7.5%,

•	Morris Tolly — 5.6%,

•	Chad Crow — 5.1%, and

•	Don McAleenan — 4.9%.

The Committee chose Adjusted EBITDA as the primary financial performance metric under the 2013 Corporate Incentive Plan because it believes that this criterion provides an effective incentive to maximize financial performance in various market environments and closely aligns management awards with the financial interests of stockholders.

The Company produced its best financial performance in several years in 2013, with approximately $61.3 million in Adjusted EBITDA, substantially exceeding budget. As a result, our NEOs earned bonuses under the Adjusted EBITDA component of the 2013 Plan equal to approximately 36.2% of their respective salaries. The Adjusted EBITDA-related bonus amounts paid to our NEOs for 2013 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this Proxy Statement.

Working Capital Metric.  Working Capital is a measurement of the Company’s operating liquidity and includes dollars invested in accounts receivable, product inventories and accounts payable. The Committee set the Working Capital as a Percentage of Sales target under the 2013 Plan at 10%, because that matched the Company’s budgeted working capital target for the year. Under the 2013 Plan, the Company had to achieve at least 80% of the 2013 Working Capital target (or a minimum of 12% working capital as a percentage of sales) to trigger any payment. If the actual working capital percentage for the year was lower than the goal, the bonus payment would increase; if the actual working capital percentage was higher than the goal, the bonus payment would decrease. The Company achieved its working capital as a percentage of sales target for 2013 of 10%. As a result, our NEOs earned 100% of their Working Capital-related bonuses, or 10% of their respective salaries for the year. The Working Capital-related bonus amounts paid to our NEOs for 2013 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this Proxy Statement.

Discretionary Individual Performance Component.   The Compensation Committee believes that the ability to incentivize individual achievement by executives is important to the Company’s success. In addition, the Committee believes it is critical to have the ability to offer market competitive compensation and to retain key personnel even if overall financial results are down. The Committee is particularly concerned about the retention of our NEOs and other key managers given their reduced compensation opportunities over the past several years. The discretionary component of the bonus program is intended to provide the Committee with a mechanism to address these concerns. For 2013, the Committee determined that our NEOs would be eligible for a maximum discretionary payment of up to 20% of their base salary, but subject to the caps described below based on the Company’s level of Adjusted EBITDA. The Committee advised our NEOs that the payment of all or a portion of their potential discretionary bonuses for 2013 would be contingent not just on their individual performance, but also on the Company’s overall financial performance for the year and its liquidity position at the end of the year. The Committee did not include specific performance criteria in the 2013 Corporate Incentive Plan that would determine the amount of discretionary bonus paid to a participant.

The 2013 Plan provided that payment of the discretionary portion of a participant’s bonus (maximum of 20% of salary in the case of our NEOs) would be subject to various caps depending on the amount of EBITDA earned by the Company for the year, as follows:

Adjusted EBITDA	Maximum Discretionary Bonus

Less than $50 million	50% of Maximum Discretionary Bonus Component

$50 to $75 million	75% of Maximum Discretionary Bonus Component

More than $75 million	100% of Maximum Discretionary Bonus Component

Since the Company earned approximately $61.3 million of Adjusted EBITDA for 2013, the maximum discretionary bonus for Plan participants, including our NEOs, was 75% of their individual discretionary bonus component (i.e. 75% of the maximum 20% discretionary component bonus, or 15%). In early 2014, the Committee decided to award the full 15% discretionary bonus opportunity for 2013 to all 2013 Plan participants, including our NEOs. The Committee made this decision in view of (i) the significantly improved financial performance of the Company in 2013; (ii) the increased market share and the improved liquidity position of the Company; and (iii) the desire to retain key managerial personnel in an increasingly competitive environment. Each of the executive officers received discretionary bonus payments equal to 15% of their 2013 base salary. The “discretionary” bonus amounts paid to our NEOs for 2013 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table in this Proxy Statement.

2013 Corporate Incentive Plan Results.   As noted above, (i) the Company substantially exceeded its projected Adjusted EBITDA target for 2013, earning approximately $61.3 million in Adjusted EBITDA; (ii) the Company also met its Working Capital as a Percentage of Sales target of 10%; and (iii) the Committee decided to award the full 15% maximum discretionary bonus amount under the 2013 Plan to all participants for the reasons outlined above. As a result, our NEOs received aggregate bonuses equal to approximately 61.2% of their respective base salaries under the 2013 Corporate Incentive Plan.

As noted above, in accordance with our pay-for-performance compensation philosophy, bonus awards under the 2013 Plan were highly correlated (70% weighting) with the level of Adjusted EBITDA achieved by the Company for the year, regardless of our annual budget target. Although the Company significantly outperformed its annual budget for 2013, and the Committee believes management performed in an exemplary fashion during the year, our NEOs received bonuses that were substantially below the maximum permitted under the 2013 Plan (150% of base salary). The Committee and management believe that higher bonus levels for our NEOs and other key managers in future years should be tied to management’s ability to achieve higher levels of EBITDA as the housing recovery strengthens.

Long-Term Equity Incentives

A key component of our executive compensation program consists of rewards for long-term strategic accomplishments and enhancement of long-term stockholder value through the use of equity-based incentives. We believe that long-term incentive compensation performs an essential role in attracting and retaining talented executives and providing them with incentives to maximize stockholder value.

Stock options and restricted stock awards are the primary long-term incentive vehicles that we use in our executive compensation program. These award vehicles have been selected by the Compensation Committee due to their retention value and the performance link to our stock price.

Following the successful completion of the Company’s rights offering and debt exchange in January 2010, the Compensation Committee decided to issue significant new equity awards to key managers, including our NEOs, in order to promote retention and provide incentive to management in a difficult operating environment. The purpose of these relatively large awards (compared to past practice) was to maximize the retention and performance incentives for these key executives in light of reduced compensation opportunities during recent years (specifically, a salary freeze and no incentive bonus payouts). Given the significant equity awards made in 2010, the Committee decided not to issue additional equity awards to our NEO’s or our other key managers for 2011, 2012 or 2013.

Executive Benefits and Perquisites

The Company seeks to maintain an egalitarian culture in its facilities and operations. The Company does not provide its officers with parking spaces or separate dining facilities or country club memberships. Company-provided coach-class air travel for officers is for business purposes only. The Company’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits.

The Company offers no perquisites to our executives, including the named executive officers, other than auto allowances to certain individuals. Otherwise, our executives are eligible for the same benefits as all other employees. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.

Post-Termination Compensation

The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that the Company needs in its most senior positions.

The Company has entered into employment agreements with Messrs. Sherman, Crow, Tolly and McAleenan. The terms of these agreements are described under the caption “Employment Agreements” later in this Proxy Statement. These agreements provide the Company with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. The Board considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Company insofar as they permit the Company to achieve its goals of attracting and retaining the best possible executive talent while obtaining post-employment non-competition and non-solicitation covenants from executive officers.

Under the terms of their employment agreements, Messrs. Sherman, Crow, Tolly and McAleenan are entitled to certain severance benefits in the event their employment is terminated by the Company without “cause” or by the NEO under certain circumstances, as described in the employment agreements. These severance benefits include salary continuation for a period of one year (for Messrs. Crow, Tolly and McAleenan) or up to two years (for Mr. Sherman, depending on termination date and the expiration date of the then-current term of his agreement), continuation of health and welfare benefits during this period, and a payment equal to the average annual bonus amount paid to the executive for the prior two fiscal years (for Messrs. Crow, Tolly and McAleenan). These severance benefits are described under the caption “Potential Payments Upon Termination or Change in Control” later in this Proxy Statement.

Retirement / Post-Employment Benefits

The Company does not provide any retirement programs or benefits to its NEOs other than its 401(k) program, which is available to all employees. This is consistent with our emphasis on direct compensation and our philosophy of maintaining an egalitarian culture.

Equity Grant Practices

The Board’s historical practice has been to grant equity awards to our NEOs following the release of earnings in February. We do not engage in the practice of timing grants with the release of non-public information. We utilize the closing price on the grant date to establish the exercise price of stock options under our equity plans.

Tax Deductibility Policy

The Board of Directors has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Board of Directors believes tax deductibility of compensation is an important consideration. Accordingly, the Board of Directors, where possible and considered appropriate, strives to preserve corporate tax deductions, including the deductibility of compensation to NEOs.

The Board of Directors also reserves flexibility, where it is deemed necessary and in the best interests of the Company and its stockholders to continue to attract and retain the best possible executive talent, to approve compensation arrangements that are not necessarily fully tax deductible to the Company. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m). All of the compensation payable to the NEOs in 2013 was fully deductible by the Company. The Board of Directors will continue to review the Company’s executive compensation practices to determine which elements of executive compensation qualify as “performance-based compensation” under the Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Submitted by the Compensation Committee:

Cleveland A. Christophe (Chairman)
Kevin J. Kruse
Brett N. Milgrim

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Floyd F. Sherman,	2013	618,269	—	—		382,612	12,500	1,013,381
President and Chief	2012	600,000	150,000	—		—	12,500	762,500
Executive Officer	2011	600,000	—	274,676	(5)	—	12,500	887,176

M. Chad Crow,	2013	418,269	—	—		260,176	13,779	692,224
Senior Vice President and	2012	378,846	100,000	—		—	13,257	492,103
Chief Financial Officer	2011	350,000	—	—		—	13,200	363,200

Morris E. Tolly,	2013	460,962	—	—		284,663	1,509	747,134
Senior Vice President —	2012	450,000	112,500	—		—	1,558	564,058
Operations	2011	450,000	—	42,470	(5)	—	1,454	493,924

Donald F. McAleenan,	2013	400,962	—	—		247,933	14,030	662,925
Senior Vice President and	2012	390,000	97,500	—		—	14,000	501,500
General Counsel	2011	390,000	—	300,776	(5)	—	14,150	704,926

(1)

Effective April 6, 2013, Messrs. Sherman’s, Crow’s, Tolly’s, and McAleenan’s salaries increased from $600,000, $400,000, $450,000, and $390,000, respectively, to $625,000, $425,000, $465,000, and $405,000, respectively.

(2)	Reflects discretionary cash incentive awards earned under the Corporation’s 2012 Management Incentive Plan.

(3)

Reflects cash incentive awards earned under the Corporation’s 2013 Corporate Annual Incentive Plan. For information regarding our Corporate Annual Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

(4)	Amounts include the following:

Employer Contributions to 401(k) Plan. Each of Messrs. Crow, Tolly, and McAleenan received a 10% match for their contributions up to 6% of their annual compensation, subject to a maximum match pursuant to Internal Revenue Service regulations.

Auto Allowance. Messrs. Sherman, Crow, and McAleenan each received a car allowance in 2011, 2012, and 2013. We value auto allowances based on the actual payments made to the executives.

(5)

No new options were granted in 2011. This amount represents the incremental fair value with respect to the extension of the term of certain outstanding options that were nearing expiration. In 2011, our Board of Directors approved a ten-year extension of the option termination date for all outstanding awards under the 1998 Plan, including those held by the NEOs. These awards originally had a term of ten years and were set to expire at various times by mid-2014. No other terms and conditions of the original agreements were modified. All of the options were fully vested and were underwater at the time of the modification.

The incremental fair value of these awards is the difference between the fair value of the modified options and the fair value of the original options on the date of modification, in both cases reflecting the current facts and circumstances on the modification date, as determined in accordance with the Compensation – Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. The modification date fair value of these awards is based on the Black-Scholes valuations of the stock options, which in turn is based on the value of our Common Stock on the modification date. The general methodology used in determining the grant date fair value of these awards is set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

2013 Grants of Plan-Based Awards

The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2013. The Corporation did not grant any options or restricted stock to the NEOs in 2013.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
	Threshold ($)	Target ($)	Maximum ($)
Floyd F. Sherman	37,500	625,000	937,500
M. Chad Crow	25,500	425,000	637,500
Morris E. Tolly	27,900	465,000	697,500
Donald F. McAleenan	24,300	405,000	607,500

(1)

Represents threshold, target, and maximum payout levels for 2013 performance under the 2013 Corporate Annual Incentive Plan, which was established under the 2007 Incentive Plan. For more information regarding the 2013 Corporate Annual Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

Employment Agreements

We have employment agreements with Messrs. Sherman, Crow, Tolly, and McAleenan that include the terms described below. Additional information regarding the severance benefits provided under the employment agreements may be found under “Potential Payments Upon Termination or Change in Control.”

Mr. Sherman.   Mr. Sherman’s employment agreement was entered into on September 1, 2001 and amended on June 1, 2005 and October 29, 2008. His agreement has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. For 2013, Mr. Sherman’s base salary was $600,000 at the start of the year and was raised to $625,000 effective as of April 6, 2013. At his request, Mr. Sherman’s base salary had remained unchanged from September 2001 until then. Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Pursuant to his employment agreement, Mr. Sherman is entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

Messrs. Crow, Tolly, and McAleenan.   The employment agreements with Messrs. Tolly and McAleenan were entered into on January 15, 2004 and amended on October 29, 2008. The employment agreement with Mr. Crow was entered into on February 23, 2010. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days’ notice of non-renewal. For 2013, the base salaries of Messrs. Crow, Tolly, and McAleenan were $400,000, $450,000, and $390,000, respectively, at the start of the year and were increased to $425,000, $465,000 and $405,000, respectively, effective as of April 6, 2013. The employment agreement of each of Messrs. Crow, Tolly, and McAleenan provides for the payment of an annual cash incentive bonus with a minimum target of 100% of their salary. The employment agreements also provide that the executives are entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.

2013 Outstanding Equity Awards at Year-End

The following table provides information concerning equity awards that are outstanding as of December 31, 2013 for each of our NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Floyd F. Sherman	235,753	(2)			3.15	1/16/22
	330,000	(3)			7.15	5/22/18
	180,000	(4)	90,000	(4)	3.19	2/3/20
							76,668	(5)	546,643
M. Chad Crow	45,000	(6)			7.15	5/22/18
	156,666	(4)	78,334	(4)	3.19	2/3/20
							55,000	(5)	392,150
Morris E. Tolly	14,600	(7)			6.70	2/26/18
	53,600	(6)			7.15	5/22/18
	166,666	(4)	83,334	(4)	3.19	2/3/20
							60,000	(5)	427,800
Donald F. McAleenan	236,714	(8)			3.15	1/16/22
	46,295	(9)			3.15	2/27/24
	85,700	(6)			7.15	5/22/18
	156,666	(4)	78,334	(4)	3.19	2/3/20
							55,000	(5)	392,150

(1)	Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2013 ($7.13).

(2)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options vested in four equal tranches on each of September 1, 2002, 2003, 2004, and 2005.

(3)

Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vested in two equal tranches on each of February 26, 2009 and 2010. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer approved by the stockholders at the 2008 annual meeting.

(4)	Stock options awarded to the executive on February 3, 2010 under the 2007 Incentive Plan. The options vest in three equal tranches on February 3, 2012, 2013, and 2014.

(5)	Restricted stock awarded to the executive on February 3, 2010 under the 2007 Incentive Plan. The restricted shares vest in three equal tranches on each of February 3, 2012, 2013, and 2014.

(6)

Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vested in three equal tranches on each of February 26, 2009, 2010, and 2011. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer approved by the stockholders at the 2008 annual meeting.

(7)	Stock options awarded to the executive on February 26, 2008 under the 2007 Incentive Plan. The options vested in three equal tranches on each of February 26, 2009, 2010, and 2011.

(8)

Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options were 20% vested on the date of grant and an additional 20% vested on each of September 1, 2002, 2003, 2004, and 2005.

(9)

Stock options awarded to the executive on March 1, 2004 under the 1998 Stock Incentive Plan. The options vested based on the Corporation achieving specified performance targets as follows: (i) one-sixth on December 31, 2004, based on performance targets for 2004, (ii) one-sixth on December 31, 2005, based on performance targets for 2005, (iii) one-sixth on December 31, 2006, based on performance targets for 2006, and (iv) one-half on December 31, 2006, based on performance targets for the three-year period including 2004, 2005, and 2006.

2013 Option Exercises and Stock Vested

The following table provides information regarding the vesting of restricted stock awards and the exercise of stock options held by our NEOs in 2013.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Floyd F. Sherman	—	—	76,666	481,846
M. Chad Crow	—	—	55,000	345,675
Morris E. Tolly	73,300	239,096	60,000	377,100
Donald F. McAleenan	—	—	55,000	345,675

(1)	Reflects the value as calculated by the difference between the market price of our Common Stock at the time of the exercise and the exercise price of the stock options.

(2)	Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date of vesting.

Potential Payments Upon Termination or Change in Control

As described above in “Employment Agreements,” we entered into employment agreements with our NEOs, which, among other things, provide benefits to them in the event of a termination of employment under certain circumstances.

Mr. Sherman’s Agreement

Termination by the Corporation Without Cause.  Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement.

Termination by Reason of Executive’s Death or Disability.  The agreement also provides that, upon Mr. Sherman’s termination of employment by reason of his death or disability, Mr. Sherman (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after his date of termination. In the event of Mr. Sherman’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments he receives under the Corporation’s plans.

Restrictive Covenants.  During his employment with the Corporation and for one year thereafter, Mr. Sherman may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, Mr. Sherman may not solicit or hire any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.

Agreements with Messrs. Crow, Tolly, and McAleenan

Termination by the Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination.  Under each of these employment agreements, in the event that (i) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (ii) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (iii) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (iv) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

Termination by Reason of Executive’s Death or Disability.  The agreements also provide that, upon the executive’s termination of employment by reason of his death or disability, the executive (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after the date of termination. In the event of executive’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.

Restrictive Covenants.  During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit or hire any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.

Summary of Termination Payments and Benefits

The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2013 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Sherman	Mr. Crow	Mr. Tolly	Mr. McAleenan
Reason for Termination:

By Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination(1)
Cash Severance(2)	$1,041,096	$605,088	$663,582	$577,717
Health and Welfare Continuation(3)	22,911	6,773	9,115	7,897

Total Estimated Value of Payments and Benefits(4)	$1,064,007	$611,861	$672,697	$585,614

Death or Disability(5)
Cash Severance(6)	$625,000	$425,000	$465,000	$405,000
Health and Welfare Continuation(7)	13,754	6,773	9,115	7,897

Total Estimated Value of Payments and Benefits(4)	$638,754	$431,773	$474,115	$412,897

(1)

Mr. Sherman will only receive these benefits upon a termination of his employment by the Corporation without cause. In the case of a termination by mutual consent of a named executive officer with an employment agreement (other than Mr. Sherman), the officer must agree to be bound by certain post-termination restrictive covenants in order to be eligible to receive these benefits.

(2)

For Mr. Sherman, includes the dollar value of continuation of his annual base salary for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Crow, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year and a lump sum payment equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

(3)

For Mr. Sherman, the dollar value represents the cost of providing continued health and welfare benefits to the executive for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Crow, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

(4)

Payments of cash severance under these agreements will be made in accordance with the Corporation’s regular payroll practices. However, to the extent any amount or benefit would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, (i) the payment of such amount or benefit shall only be in connection with an event that constitutes a Section 409A-compliant “separation from service” and (ii) if the amount or benefit would otherwise be payable or distributable during a period in which the executive is a “specified employee” (as defined in Code Section 409A and the final regulations thereunder), then the executive’s right to receive such payment or distribution will be delayed until the earlier of the executive’s death or the first day of the seventh month following the executive’s separation of service.

(5)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(6)

For Messrs. Sherman, Crow, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year. In the case of disability, this amount shall be reduced by the proceeds of any short- and/or long-term disability payments.

(7)

For Messrs. Sherman, Crow, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013, the Compensation Committee consisted of Messrs. Christophe, Kruse, and Milgrim. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time or had any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K, except as otherwise disclosed under “Certain Relationships and Related Party Transactions.” No executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and Ethics. The Corporation’s Compliance Committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments, is responsible for the administration of the Code of Business Conduct and Ethics. However, only the Audit Committee may waive any violation of this code by directors or executive officers.

The Corporation’s By-laws provide that no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

In the ordinary course of business and on terms no less favorable to us than we could obtain from unaffiliated third parties, in 2013 we purchased $5.0 million in windows and related products from PGT, Inc., through its wholly-owned subsidiary, PGT Industries, Inc. Until May 2013, an affiliate of JLL Partners, Inc. held a majority interest in PGT, Inc. From May 2013 through December 2013, that affiliate of JLL Partners, Inc., in a series of transactions, sold or distributed to its partners all of its ownership interest in PGT, Inc. Another affiliate of JLL Partners, Inc. is the beneficial owner of more than five percent of the Corporation’s outstanding Common Stock. From January 1, 2014 through February 28, 2014, we purchased $1.0 million in windows and related products from PGT Industries, Inc. We will most likely continue such purchases in the foreseeable future. Our President, Chief Executive Officer, and Director, Floyd F. Sherman, and our Director, Brett N. Milgrim, are also directors of PGT, Inc. Our Directors, Paul S. Levy and Daniel Agroskin, were directors of PGT, Inc. until February 18, 2014.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance, and risk management. The Board of Directors affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the Nasdaq Rules. The Board of Directors designated the Chairman of the Audit Committee, Robert C. Griffin, and committee members Cleveland A. Christophe and Craig A. Steinke as audit committee “financial experts” under the SEC’s guidelines.

The Audit Committee’s purposes and responsibilities are described in its charter, available on the Governance section of the Corporation’s website. They include overseeing the integrity of the Corporation’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation’s internal audit function. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting and the assessment of, and reporting on, the effectiveness of internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation’s audited financial statements for the year ended December 31, 2013. The Audit Committee has discussed with the external auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) standards, AU Section 380 Communication with Audit Committees. In addition, the Audit Committee has received from the external auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the external auditors’ provision of non-audit services to the Corporation is compatible with the auditors’ independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Submitted by the Audit Committee:

Robert C. Griffin (Chairman)

Cleveland A. Christophe

Craig A. Steinke

EXECUTIVE OFFICERS OF THE REGISTRANT

The executive officers of Builders FirstSource and their ages (as of April 11, 2014) are as follows:

Floyd F. Sherman, Chief Executive Officer, President, and Director, age 74. Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. He also served as President of the Corporation from 2001 until October 2006 and from February 2008 to the present. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman is currently a director of PGT, Inc. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York, and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.

Morris E. Tolly, Senior Vice President — Operations, age 71. Mr. Tolly has been with the Corporation since 1998, when the Corporation acquired Pelican Companies, Inc. (“Pelican”), and has over 40 years of experience in the building products industry. Mr. Tolly was promoted to the position of Senior Vice President — Operations of the Corporation on January 25, 2007. He served in a myriad of roles at Pelican, including sales, Sales Manager, and General Manager. Mr. Tolly was an Area Vice President responsible for 12 locations at the time of Pelican’s acquisition. In 2000, he was promoted to President — Southeast Group with responsibility for 48 locations.

Donald F. McAleenan, Senior Vice President and General Counsel, age 59. Mr. McAleenan has served as Senior Vice President and General Counsel of the Corporation since 1998. Prior to joining the Corporation, Mr. McAleenan served as Vice President and Deputy General Counsel of Fibreboard Corporation from 1992 to 1997. Mr. McAleenan was also Assistant General Counsel of AT&E Corporation and spent nine years as a securities lawyer at two New York City law firms. Mr. McAleenan has a B.S. from Georgetown University and a J.D. from New York University Law School.

M. Chad Crow, Senior Vice President and Chief Financial Officer, age 45. Mr. Crow joined the Corporation in September 1999 as Assistant Controller. He served as Vice President – Controller of the Corporation from May 2000 and was promoted to Senior Vice President and Chief Financial Officer in November 2009. Prior to joining the Corporation, Mr. Crow served in a variety of positions at Pier One Imports, most recently as Director of Accounting. Mr. Crow also has five years of public accounting experience with Price Waterhouse LLP. Mr. Crow is a C.P.A. and received his B.B.A. degree from Texas Tech University.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership, as of March 31, 2014, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 31, 2014 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2014, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he or she has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage Ownership of Shares Beneficially Owned(3)(4)
JLL Building Holdings, LLC(5)(6)(7)	24,344,584	24.8%
Warburg Pincus Private Equity IX, L.P.(7)(8)(9)	24,863,266	25.4%
Stadium Capital Management, LLC(10)(11)	13,152,851	13.4%
Paul S. Levy(5)(6)(7)	24,344,584	24.8%
Daniel Agroskin (6)	—	*
David A. Barr(8)	24,863,266	25.4%
Cleveland A. Christophe	199,309	*
Michael Graff(8)	24,863,266	25.4%
Robert C. Griffin	144,403	*
Kevin J. Kruse	25,393	*
Brett N. Milgrim	25,393	*
Craig A. Steinke	126,201	*
Floyd F. Sherman(12)	977,359	*
M. Chad Crow(13)	418,609	*
Morris E. Tolly(14)	396,584	*
Donald F. McAleenan(15)	798,446	*
Directors, Director Nominees, and Executive Officers as a group (13 persons)	52,319,547	52.3%

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)

The number of shares beneficially owned by each person or group as of March 31, 2014 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2014, including upon the exercise of stock options.

(3)

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 97,969,656 shares of Common Stock outstanding on March 31, 2014 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 31, 2014, including upon the exercise of options.

(4)

Subject to dilution resulting from awards of Common Stock and exercise of options to acquire Common Stock under the 1998 Stock Incentive Plan, the 2005 Equity Incentive Plan, and/or the 2007 Incentive Plan.

(5)

Consists of 24,344,584 shares of Common Stock held directly by JLL Building Holdings, LLC, a Delaware limited liability company (“JLL Holdings”). JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), is the sole member of JLL Holdings. JLL Associates V, L.P., a Delaware limited partnership (“JLL Associates V”), is the general partner of JLL Fund V. JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”), is the general partner of JLL Associates V. Mr. Paul Levy is the sole managing member of JLL Associates G.P. Each of JLL Holdings, JLL Fund V, JLL Associates V, JLL Associates G.P., and Mr. Levy (collectively, the “JLL Persons”) may be deemed to be the beneficial owner of 24,344,584 shares of Common Stock, with shared voting and dispositive power with regard to such shares. Each of JLL Holdings, JLL Fund V, JLL Associates V, and JLL Associates G.P. disclaims beneficial ownership of our Common Stock.

The information in the foregoing table and in footnotes (5), (6), and (7) is based on the Schedule 13D filing by the above referenced persons, as last amended by Amendment No. 6 on June 24, 2010.

(6)

The business address for JLL Building Holdings, LLC, JLL Partners Fund V, L.P., JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., and Messrs. Levy and Agroskin is 450 Lexington Ave., 31st Floor, New York, New York 10017.

(7)

The JLL Persons set forth in footnote (5) and Warburg Pincus Persons set forth in footnote (8) may be deemed to have formed a group as reported in a jointly filed Schedule 13D. The group consisting of the JLL Persons and the Warburg Pincus Persons collectively owns 49,207,850 shares, or 50.2% of our Common Stock. Each of the JLL Persons disclaims beneficial ownership of shares of our Common Stock reported as beneficially owned by the Warburg Pincus Persons. Each of the Warburg Pincus Persons disclaims beneficial ownership of shares of our Common Stock reported as beneficially owned by the JLL Persons.

(8)

Consists of 24,863,266 shares of Common Stock held directly by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”). Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”), is the sole general partner of WP IX. Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX. Charles R. Kaye and Joseph P. Landy are each managing general partners of WP and managing members and co-chief executive officers of WP LLC. Each of WP IX, WP IX LLC, WPP LLC, WP LLC, WP, and Messrs. Kaye and Landy (collectively, the “Warburg Pincus Persons”) may be deemed to be the beneficial owner of 24,863,266 shares of Common Stock, with shared voting and dispositive power with regard to such shares. Each of Messrs. Kaye and Landy disclaims beneficial ownership of the Common Stock held by WP IX.

Messrs. Barr and Graff are partners of WP and are members and managing directors of WP LLC. Messrs. Barr and Graff disclaim beneficial ownership of all shares owned by the Warburg Pincus Persons. None of Messrs. Barr or Graff directly owns any shares of Common Stock.

The information in the foregoing table and in footnotes (7), (8), and (9) is based on the Schedule 13D filed by the above referenced persons, as last amended by Amendment No. 2 on June 19, 2012.

(9)

The business address for Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners LLC, Warburg Pincus & Co., Warburg Pincus LLC, and Messrs. Kaye and Landy is 450 Lexington Avenue, New York, New York, 10017.

(10)

Alexander M. Seaver, Bradley R. Kent, Stadium Capital Management, LLC, a Delaware limited liability company (“SCM”), and Stadium Capital Management GP, L.P., a Delaware limited partnership (“SCMGP”), each reported shared voting and dispositive power over, and beneficial ownership of, 13,152,851 shares of Common Stock. Stadium Capital Partners, L.P., a California limited partnership (“SCP”), reported shared voting and dispositive power over, and beneficial ownership of, 12,018,083 shares of Common Stock. SCP is an investment limited partnership, the general partner of which is SCMGP. SCM is the general partner of SCMGP, and an investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the foregoing Common Stock. Messrs. Seaver and Kent are the managing members of SCM. SCP and SCMGP disclaim membership in a group with SCM and Messrs. Seaver and Kent.

The information in the foregoing table and in footnotes (10) and (11) is based on the Schedule 13G filing by the above referenced persons, as last amended by Amendment No. 5 on February 14, 2014.

(11)

The business address for Stadium Capital Management, LLC, Stadium Capital Management GP, L.P., Stadium Capital Partners, L.P., and Messrs. Seaver and Kent is 199 Elm Street, New Canaan, Connecticut 06840-5321.

(12)

Includes 835,753 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2014 under the 1998 Stock Incentive Plan, 2005 Equity Incentive Plan, and the 2007 Incentive Plan.

(13)	Includes 280,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2014 under the 2005 Equity Incentive Plan and the 2007 Incentive Plan.

(14)	Includes 318,200 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2014 under the 2005 Equity Incentive Plan and 2007 Incentive Plan.

(15)

Includes 603,709 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2014 under the 1998 Stock Incentive Plan, 2005 Equity Incentive Plan, and the 2007 Incentive Plan.

Stockholders’ Agreement Between JLL Building Holdings, LLC and Warburg Pincus Private Equity IX, L.P.

On June 22, 2010, JLL Building Holdings, LLC (“JLL Holdings”) and Warburg Pincus Private Equity IX, L.P. (“WP IX”) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”). The Stockholders’ Agreement provides that at any meeting of stockholders called for the purpose of electing directors, each of the parties will vote, and will cause their affiliates that own our Common Stock to vote, for a slate of six directors, half of whom shall be selected by each party. If the percentage of the combined shares of the parties held by either JLL Holdings or WP IX exceeds 65%, the party having the higher ownership percentage will be permitted to select four of the six director candidates on the slate. If the percentage of the combined shares of the parties held by either JLL Holdings or WP IX exceeds 80%, the party having the higher ownership percentage will be permitted to select five of the six director candidates on the slate. For the purposes of the preceding two sentences, shares of stock held by the affiliates of the parties will be deemed to be owned by the parties. The Stockholders’ Agreement will terminate on June 22, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires Builders FirstSource’s directors and executive officers, and certain persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Builders FirstSource. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements were timely complied with, as applicable to its directors, executive officers, and greater than ten percent owners.

PROPOSAL 2—APPROVAL OF THE 2014 INCENTIVE PLAN

On February 11, 2014, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Builders FirstSource, Inc. 2014 Incentive Plan (the “2014 Plan”). The 2014 Plan will become effective as of the date it is approved by the stockholders.

The Company currently maintains the Builders FirstSource, Inc. 2007 Incentive Plan (the “2007 Plan”), the Builders FirstSource, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), and the 1998 Stock Incentive Plan (the “1998 Plan,” and, together with the 2005 Plan and the 2007 Plan, the “Prior Plans”). As of March 31, 2014, there were approximately 6,598,988 shares of our Common Stock subject to outstanding awards under the Prior Plans. As of such date, there were approximately 567,292 shares of our Common Stock reserved and available for future awards under the Prior Plans.

The Compensation Committee believes the number of shares available under the Prior Plans will not be sufficient to make the grants it believes will be needed over the next few years to provide adequate long-term equity incentives to our key employees. Approval of the 2014 Plan will enable the Company to continue making equity compensation grants that serve as incentives to recruit and retain key employees and to continue aligning the interests of its employees with stockholders.

A summary of the 2014 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2014 Plan, which is attached to this Proxy Statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We designed the 2014 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers, and non-employee directors with the interests of stockholders and the Corporation. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or stock appreciation right may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards, except for equitable adjustments to maintain existing award values if there is a material corporate event.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards granted under the 2014 Plan will be subject to a minimum vesting period of (i) three years if based on continuous service (which may include graduated vesting within such three-year period) or (ii) one year if based on performance criteria other than continuous service.

•	No Dividends on Unearned Awards. The 2014 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards subject to performance-based vesting.

•

Awards Subject to Clawback Policy. Awards under the 2014 Plan will be subject to any compensation recoupment policy that the Corporation may adopt from time to time to comply with the laws, rules, and regulations of any government or stock market.

•

Change of Control Treatment. If awards granted under the 2014 Plan are assumed by the successor entity in connection with a change of control of the Corporation, such awards will not automatically vest and pay out upon the change of control, except as otherwise provided in an applicable award or employment agreement.

•	No Tax Gross-Ups. The 2014 Plan does not provide for any tax gross-ups.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plans as of March 31, 2014 (and without giving effect to approval of the 2014 Plan under this Proposal):

Prior Plans
Total shares underlying outstanding stock options	6,517,323
Weighted average exercise price of outstanding stock options	$5.03
Weighted average remaining contractual life of outstanding stock options	7.1 years
Total shares underlying outstanding full value awards	81,665
Total shares currently available for grant	567,292

Summary of the 2014 Plan

Purpose and Eligibility.   The purpose of the 2014 Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors, and consultants to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance. As of March 31, 2014, approximately 3,383 employees and five non-employee directors would be eligible to participate in the 2014 Plan.

Administration.   The 2014 Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to: designate participants; grant awards; determine the type or types of awards to be granted to each participant and the number, terms, and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2014 Plan; and make all other decisions and determinations that may be required under the 2014 Plan.

Awards to Non-Employee Directors.  Notwithstanding the above, awards granted under the 2014 Plan to the Company’s non-employee directors will be made only in accordance with the terms, conditions, and parameters of a plan, program, or policy for the compensation of non-employee directors as in effect from time to time. The Compensation Committee may not make discretionary grants under the 2014 Plan to non-employee directors outside of such established program for director compensation.

Permissible Awards.  The 2014 Plan authorizes the granting of awards in any of the following forms:

•

market-priced options to purchase shares of our Common Stock, which may be designated under the Internal Revenue Code of 1986, as amended from time to time (the “Code”), as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees, but not to consultants or non-employee directors),

•

stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of our Common Stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date),

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee,

•

stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property as specified in the award agreement) at a designated time in the future and subject to any vesting requirement as may be set by the Compensation Committee,

•

performance awards, which represent any award of the types listed above which have a performance-based vesting component based on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Compensation Committee,

•

other stock-based awards that are payable or valued, in whole or in part, by reference to, or otherwise based on, shares of Common Stock, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of Common Stock, and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. The aggregate number of shares of Common Stock that may be issued under the 2014 Plan is 5,000,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited, or lapse for any reason, and shares delivered by the participant or withheld from an award to satisfy tax withholding requirements or to pay the exercise price of an option, will be again become available for future grants of awards under the 2014 Plan. To the extent the full number of shares subject to a full-value award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued shares originally subject to the award will be added back to the plan share reserve. The Compensation Committee may grant awards under the 2014 Plan in substitution for awards held by employees of another entity who become employees of the Company as a result of a business combination. Such substitute awards will not count against the plan share reserve.

Limitations on Awards. The maximum aggregate number of shares of Common Stock subject to time-vesting options that may be granted under the 2014 Plan in any 12-month period to any one participant is 750,000. The maximum aggregate number of shares of Common Stock subject to time-vesting stock appreciation rights that may be granted under the 2014 Plan in any 12-month period to any one participant is 750,000. With respect to performance vesting awards, for any one 12-month period, the maximum amount that may be paid to any one participant payable in cash or property other than shares is $5,000,000 and the maximum number of shares that may be paid to any one participant payable in stock is 750,000. The maximum aggregate number of shares subject to awards that may be granted under the 2014 Plan to any non-employee director in any 12-month period is 200,000.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards, options, and stock appreciation rights shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. However, the Compensation Committee may at its discretion (i) accelerate vesting of such awards in the event of the participant’s death, disability, or retirement or the occurrence of a change in control or (ii) grant full-value awards, options, or stock appreciation rights without the minimum vesting requirements described above with respect to awards covering 10% or fewer of the total number of shares authorized under the 2014 Plan.

Qualified Performance-Based Awards. All options and stock appreciation rights granted under the 2014 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Compensation Committee may designate any other award granted under the 2014 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an affiliate or a division, region, department, individual, or function within the Company or an affiliate over a performance term to be designated by the Compensation Committee that may be as short as calendar quarter or other three-month period:

•	Revenue (premium revenue, total revenue, or other revenue measures),

•	Sales,

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins, or other corporate profit measures),

•	Earnings (EBT, EBIT, EBITDA, earnings per share, or other corporate earnings measures),

•	Net income (before or after taxes, operating income, or other income measures),

•	Cash (cash flow, cash generation, or other cash measures),

•	Stock price or performance,

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price),

•	Economic value added,

•	Return measures (including, but not limited to, return on assets, capital, equity, investments, or sales and cash flow return on assets, capital, equity, or sales),

•	Market share,

•	Improvements in capital structure,

•	Expenses (expense management, expense ratio, expense efficiency ratios, or other expense measures),

•	Business expansion (acquisitions),

•	Internal rate of return or increase in net present value,

•	Productivity measures,

•	Cost reduction measures, and

•	Strategic plan development and implementation.

The Compensation Committee must establish such goals within the time period prescribed by Code Section 162(m). The Compensation Committee may reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Compensation Committee may provide, at the time performance goals are established, that any evaluation of performance shall exclude, or otherwise objectively adjust for, any specified circumstance or event that occurs during a performance period, including, but without limitation: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Participant’s Termination of Service.  Unless otherwise provided in an award agreement or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable and will remain exercisable for one year thereafter (or until the earlier end of the term of the award) and

•	all time-based vesting restrictions on that participant’s outstanding awards will lapse as of the date of termination.

Treatment of Awards upon a Change of Control. Unless otherwise provided in an award agreement, an employment agreement, or any special plan document governing an award:

(A)	in the event of a change of control of the Company in which a successor entity fails to assume and maintain awards under the 2014 Plan:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse, as of the change of control, and

•

the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been earned as of the change in control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the change in control occurs during the first half of the applicable performance period or (B) the actual level of achievement of all relevant performance goals against pro rata target levels measured as of the date of the change in control if the change in control occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout to the Participant within 60 days following the change in control.

(B)

in the event of a change of control of the Company in which a successor entity assumes or otherwise equitably converts awards under the 2014 Plan, if during the term of an award and after the effective date of the change of control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined), then:

•

all of that participant’s outstanding options and stock appreciation rights will become fully vested and exercisable, and all time-based vesting restrictions on that participant’s outstanding awards will lapse, as of the date of termination, and

•

the target payout opportunities attainable under outstanding performance-based awards will be deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period or (B) the actual level of achievement of all relevant performance goals against pro rata target levels measured as of the end of the calendar quarter immediately preceding the date of termination, if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there will be a pro rata payout to the Participant within 60 days following the date of termination.

In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Anti-dilution Adjustments.  In the event of a non-reciprocal transaction between us and our stockholders that causes the per-share value of our Common Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2014 Plan will be adjusted proportionately and the Compensation Committee shall make such adjustments to the 2014 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our Common Stock into a lesser number of shares, the authorization limits and annual award limits under the 2014 Plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Amendment and Termination of the 2014 Plan.  The Board or the Compensation Committee may amend, modify, or terminate the 2014 Plan at any time, except that no amendment may be made without the approval of the Company’s stockholders if (i) stockholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Common Stock may then be listed, (ii) if the amendment, alteration, or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2014 Plan, or modifies the requirements for participation under the 2014 Plan, or (iii) if the Board or Compensation Committee, in its discretion, determines that obtaining such stockholder approval is for any reason advisable. No termination or amendment of the 2014 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our stockholders, the exercise price of an outstanding option or stock appreciation right may not be reduced, directly or indirectly, except for equitable adjustments to maintain existing award values if there is a material corporate event.

Prohibition on Repricing.  As indicated above under “Amendment and Termination of the 2014 Plan,” outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders, except for equitable adjustments to maintain existing award values if there is a material corporate event. In addition, the Company may not, without the prior approval of stockholders, repurchase an option or stock appreciation right for value from a participant if the current market value of the underlying stock is lower than the exercise price per share of the option or stock appreciation right.

Limitations on Transfer; Beneficiaries.  No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Corporation or be made subject to any lien, obligation, or liability of the participant to any person other than the Corporation. Except as permitted by the Compensation Committee, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution and any option or other purchase right shall be exercisable during the participant’s lifetime only by such participant. A beneficiary, guardian, legal representative, or other person claiming any rights under the 2014 Plan from or through a participant will be subject to all the terms and conditions of the 2014 Plan and any award agreement applicable to the participant.

Clawback Policy.  Awards under the 2014 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the Company as adopted from time to time to comply with applicable governmental or stock exchange laws, rules, or regulations.

Federal Income Tax Consequences

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2014 Plan. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State, local, and ex-U.S. income tax consequences are not discussed and may vary from jurisdiction to jurisdiction.

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the 2014 Plan. When the optionee exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price and the Company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain depending on how long the shares were held.

Incentive Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2014 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property) and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance award is granted (e.g. when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance award, the participant will recognize ordinary income equal to the value of the cash, stock, or other property received and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Performance awards granted under the 2014 Plan are intended to qualify for the “performance based compensation” exception from Code Section 162(m).

Code Section 409A.    The 2014 Plan permits the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Code Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, and stock options and stock appreciation rights that comply with the terms of the 2014 Plan, are designed to be exempt from the application of Code Section 409A. Restricted stock units and performance awards granted under the 2014 Plan would be subject to Code Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Tax Withholding.    The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2014 Plan.

New Plan Benefits

Grants and awards under the 2014 Plan, which may be made to Company executive officers, directors and other employees, are not presently determinable. If the stockholders approve the Plan, such grants and awards will be made at the discretion of the Compensation Committee. The Compensation Committee is contemplating the granting of approximately 1,800,000 restricted stock units to employees of the Corporation following the annual meeting if the stockholders approve the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUILDERS FIRSTSOURCE 2014 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2013.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	4,100,538	(1)	$4.18	2,216,330	(2)(3)
Equity compensation plans not approved by security holders	832,158	(4)	$3.15	—

Total	4,932,696		$4.01	2,216,330

(1)

Includes securities to be issued upon exercise of awards granted under the Builders FirstSource, Inc. 2005 Equity Incentive Plan and the Builders FirstSource, Inc. 2007 Incentive Plan. The 2005 Equity Incentive Plan was approved by the Corporation’s stockholders in June 2005. The Corporation’s stockholders approved the 2007 Incentive Plan in May 2007 and reapproved the plan in January 2010.

(2)

Includes securities remaining available for issuance pursuant to the 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005. Of these awards, at December 31, 2013, 228,447 were available to be made subject to stock-based awards other than options or SARs. Under the 2005 Equity Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock initially reserved for awards (including future grants, currently outstanding awards, and previously exercised awards) under the 2005 Equity Incentive Plan is 2,200,000, subject to adjustment as provided by the plan. Of those 2,200,000 shares, no more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan and no more than 1,100,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs. Stock options and SARs granted under the 2005 Equity Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Board of Directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Board of Directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Board of Directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(3)

Includes securities remaining available for issuance pursuant to the 2007 Incentive Plan, approved by the Corporation’s stockholders in May 2007 and re-approved in January 2010. Of these awards, at December 31, 2013, 1,664,182 were available to be made subject to stock-based awards other than options or SARs. Under the 2007 Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock initially reserved for awards (including future grants, currently outstanding awards, and previously exercised awards) under the 2007 Incentive Plan is 7,000,000, subject to adjustment as provided by the plan. Of that amount, no more than 7,000,000 shares may to be made subject to options or stock appreciation rights (“SARs”) granted under the plan and no more than 3,500,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs under the plan. Stock options and SARs granted under the 2007 Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Compensation Committee will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Compensation Committee may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(4)

Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended. No grants were made under this plan after the Corporation’s initial public offering in June 2005. No further grants will be made under this plan.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

This proposal provides stockholders with an opportunity to cast a non-binding, advisory vote to approve the 2013 compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the disclosure rules of the Securities and Exchange Commission. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject, or abstain from voting with respect to our fiscal 2013 executive compensation program.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, our 2013 executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our compensation program is intended to provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent, provide incentives to our executive officers to achieve key financial objectives set by the Board, provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program, and align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.

This proposal allows our stockholders to express their opinions regarding the decisions of the Board and the Compensation Committee on the annual compensation for the NEOs in 2013. This advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote on this proposal at the annual meeting.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Board. The Compensation Committee and the Board will consider the outcome of the vote when setting future compensation arrangements for our NEOs.

This advisory vote on executive compensation, which is being provided as required by Section 14A of the Exchange Act, occurs once every three years. The next such vote will be at the annual meeting in 2017 to approve the 2016 compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2013 EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based upon the recommendation of the Audit Committee, the Board of Directors selected PricewaterhouseCoopers LLP (“PWC”) to serve as the Corporation’s independent registered public accounting firm (the “auditors”) for the year ending December 31, 2014. As a matter of good corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PWC will be present at the annual meeting, have the opportunity to make a statement, if they desire to do so, and be available to answer appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PWC for fiscal years 2013 and 2012:

	2013	2012
Audit fees(1)	$1,168,086	$1,030,946
Audit-related fees	—	—
Tax fees(2)	—	2,110
All other fees	1,919	1,919

Total PWC fees	$1,170,005	$1,034,975

(1)

Audit fees of PWC for 2013 and 2012 consisted of the audit and quarterly reviews of the consolidated financial statements of the Corporation, the audit of the effectiveness of management’s internal control over financial reporting, and the review of filings made with the SEC. For 2013, these fees also related to the Corporation’s refinancing of its senior subordinated notes and credit facility, which was completed in May 2013.

(2)

Tax fees include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

The Audit Committee determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PWC. PWC did not render professional services relating to financial information systems design and implementation for the fiscal years ended December 31, 2012 or 2013.

The Audit Committee has the sole and direct authority to engage, appoint, and replace our auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PWC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PWC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee, as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its Chairman, provided that the estimated fee for any such proposed pre-approved service does not exceed $125,000 per service or $250,000 in the aggregate. The Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chairman of the Audit Committee, will determine whether services are eligible for general pre-approval. The general pre-approved amounts are $400,000 for audit services, $400,000 for audit-related services, $500,000 for tax services, and $200,000 for other services. The amounts in the first three categories are subject to additional sub-limits on types of services. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amounts.

As a result, the Audit Committee or its designee approved 100% of all services performed by PWC on behalf of the Corporation and its subsidiaries in 2013.

If the stockholders do not ratify the appointment of PWC, the selection of auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s Proxy Statement for the 2015 annual meeting, any stockholder proposal submitted must be received by the Corporate Secretary not later than December 12, 2014. In addition, subject to SEC Rule 14a-8, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (i) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (ii) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws, and (iii) such notice is in the proper form as set forth in Article II, Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal (other than one included in the Proxy Statement pursuant to SEC Rule 14a-8) to be considered timely and to be brought during the 2015 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after January 21, 2015 but no later than February 20, 2015. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.

REDUCE PRINTING AND MAILING COSTS

To reduce the expenses of delivering duplicate Notices or proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one Notice or set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one Notice or set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request a separate Notice or set of proxy materials, or request that we send only one Notice or set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2013 Annual Report on Form 10-K are available on our website at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.

Stockholders of Record.  If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners.  If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

OTHER MATTERS

The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth in the Notice, on the proxy card, and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Donald F. McAleenan Corporate Secretary

April 11, 2014

Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of Builders FirstSource, Inc. © 2014 Builders FirstSource, Inc. All rights reserved.

Appendix A

BUILDERS FIRSTSOURCE, INC

2014 INCENTIVE PLAN

ARTICLE 1

PURPOSE

1.1.  GENERAL.  The purpose of the Builders FirstSource, Inc. 2014 Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Builders FirstSource, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.  DEFINITIONS.  When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)

“Affiliate” means, with respect to any specified Person, (i) any Subsidiary or Parent of the Specified Person, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the specified Person.

(b)

“Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)

“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that in calculating the Beneficial Ownership of any particular “person” (as that term is used in Section 13(d)(3) of the 1934 Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, material breach by the Participant of any published Company code of conduct or code of ethics; intentionally engaging in activity that is in conflict with or adverse to the business or other interests of the Company; or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(g)	“Change in Control” means and includes the occurrence of any one of the following:

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the 1934 Act) other than a Principal or a Related Party of a Principal;

(ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

(iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (i) above) other than a Principal or a Related Party of a Principal, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares (for the purpose of calculating the Beneficial Ownership of voting stock of a “person,” the voting stock attributable to the percentage of such “person” owned or controlled by a Principal or a Related Party shall be excluded); or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board or whose nomination for election was approved by a vote of a majority of the members of the Board, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board.

For purposes of this Section 2.1(g) only:

“Principal” means (1) JLL Partners, Inc., a Delaware corporation, (2) Warburg Pincus & Co., a New York general partnership, or (3) any of their respective Affiliates.

“Related Party” means (i) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or (ii) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (i).

(h)

“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

(i)	“Committee” means the committee of the Board described in Article 4.

(j)	“Company” means Builders FirstSource, Inc., a Delaware corporation, or any successor corporation.

(k)

“Continuous Service” means the absence of any interruption or termination of service as an employee, officer, director or consultant of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized by the Company; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. For purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(l)	“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(m)

“Deferred Stock Unit” means a right granted to a Participant under Article 9 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

(n)

“Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(o)	“Dividend Equivalent” means a right granted with respect to an Award pursuant to Article 12.

(p)	“Effective Date” has the meaning assigned such term in Section 3.1.

(q)	“Eligible Participant” means an employee (including a leased employee), officer, director or consultant of the Company or any Affiliate.

(r)	“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(s)

“Fair Market Value,” on any date, means (i) if the Stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)

“Full-Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(u)

“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Certificate. If not defined in either such document, the term “Good Reason” as used herein shall mean any of the following, without the Participant’s consent: (i) a material diminution in the Participant’s base salary or target bonus opportunity; (ii) a material diminution in the Participant’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which the Participant must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company or any Affiliate of any employment, consulting, severance or similar agreement between the Participant and the Company or an Affiliate; provided, however, that a termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the

Company or an Affiliate written notice setting forth with specificity the occurrence deemed to give rise to a right to terminate for Good Reason (which notice must be given no later than 90 days after the initial occurrence of such event), and there shall have passed a reasonable time (not less than 30 days) within which the Company or an Affiliate may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant.

(v)

“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(w)	“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)	“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)	“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)	“Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)

“Parent” means a corporation, limited liability company, partnership or other entity which owns or Beneficially Owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)

“Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)	“Performance Award” means any award granted under the Plan pursuant to Article 10.

(ee)	“Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ff)	“Plan” means the Builders FirstSource, Inc. 2014 Incentive Plan, as amended from time to time.

(gg)	“Prior Plans” means the Builders FirstSource, Inc. 2005 Equity Incentive Plan and the Builders FirstSource, Inc. 2007 Incentive Plan.

(hh)

“Qualified Performance-Based Award” means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 11.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii)

“Qualified Business Criteria” means one or more of the Business Criteria listed in Section 11.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj)	“Restricted Stock” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(kk)

“Restricted Stock Unit” means the right granted to a Participant under Article 9 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll)

“Retirement” means a Participant’s termination of employment with the Company or an Affiliate with the Committee’s approval after attaining any normal retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the Participant in question, as determined by the Committee in its reasonable judgment.

(mm)

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn)

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Article 15), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.

(oo)	“Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(pp)

“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(qq)

“Subsidiary” means (i) any corporation, association or other business entity of which more than 50% of the total voting power entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(rr)	“1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.  EFFECTIVE DATE.  Subject to the approval of the Plan by the Company’s stockholders within 12 months after the Plan’s adoption by the Board, the Plan will become effective on the date that it is adopted by the Board (the “Effective Date”).

3.2.  TERMINATION OF PLAN.  Unless earlier terminated as provided herein, the Plan shall continue in effect until the date of the 2024 stockholders’ meeting or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date or any earlier date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

ARTICLE 4

ADMINISTRATION

4.1.  COMMITTEE.  The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” under Rule 16b-3 of the 1934 Act, and “outside directors” under Section 162(m) of the Code, and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers and protections of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors under the Plan shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.2.  ACTION AND INTERPRETATIONS BY THE COMMITTEE.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

4.3.  AUTHORITY OF COMMITTEE.  Except as provided in Section 4.1 and 4.5 hereof, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan;

(f)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(g)	Decide all other matters that must be determined in connection with an Award;

(h)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(i)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(j)	Amend the Plan or any Award Certificate as provided herein; and

(k)

Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 5.4 hereof, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time. The Committee may not make other discretionary grants hereunder to Non-Employee Directors.

4.4.  DELEGATION.

(a)

Administrative Duties. The Committee may delegate to one or more of its members or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

(b)

Special Committee. The Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Compensation Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.5.  INDEMNIFICATION.  Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with this Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.  NUMBER OF SHARES.  Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 1,000,000.

5.2.  SHARE COUNTING.  Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve or otherwise treated in accordance with this Section 5.2.

(a)

To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)

Shares withheld or repurchased from an Award or delivered by a Participant to satisfy minimum tax withholding requirements will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(d)

If the exercise price of an Option is satisfied in whole or in part by delivering Shares to the Company (by either actual delivery or attestation), the number of Shares so tendered (by delivery or attestation) shall be added to the Plan share reserve and will be available for issuance pursuant to Awards granted under the Plan.

(e)

To the extent that the full number of Shares subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, including by reason of net-settlement of the Award, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to other Awards granted under the Plan.

(f)

To the extent that the full number of Shares subject to a Full-Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)	Substitute Awards granted pursuant to Section 14.10 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(h)

Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1.

5.3.  STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.  LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a)	Options. The maximum number of Options granted under the Plan in any 12-month period to any one Participant shall be for 750,000 Shares.

(b)	SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any 12-month period to any one Participant shall be with respect to 750,000 Shares.

(c)

Performance Awards. With respect to any one 12-month period (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $5,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 750,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any one 12-month period is the total amount payable or Shares earned for the performance period divided by the number of 12-month periods in the performance period.

(d)

Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any 12-month period to any one Non-Employee Director shall be 200,000 Shares.

5.5.  MINIMUM VESTING REQUIREMENTS.  Except in the case of substitute Awards granted pursuant to Section 14.10 and to the following sentence, Full-Value Awards, Options and SARs granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may permit and authorize acceleration of vesting of such Full-Value Awards, Options or SARs in the event of the Participant’s death, Disability, or Retirement, or the occurrence of a Change in Control

(subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards, Options and SARs without respect to the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards, Options and SARs otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering 10% or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6

ELIGIBILITY

6.1.  GENERAL.  Awards may be granted only to Eligible Participants. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7

STOCK OPTIONS

7.1.  GENERAL.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)

Exercise Price. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.10) shall not be less than the Fair Market Value as of the Grant Date.

(b)

Prohibition on Repricing. Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option, or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)

Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Sections 5.5 and 7.1(e), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)

Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other “cashless exercise” arrangement.

(e)	Exercise Term. Except for Nonstatutory Options granted to Participants outside the United States, no Option granted under the Plan shall be exercisable for more than ten years from the Grant Date.

(f)	No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)	No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

7.2.  INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than 10% of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than 110% of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.  GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)	Right to Payment. Upon the exercise of a SAR, the Participant has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)

Prohibition on Repricing. Except as otherwise provided in Article 15, without the prior approval of stockholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, or otherwise, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)

Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, subject to Section 5.5, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years from the Grant Date.

(d)	No Deferral Feature. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)	No Dividend Equivalents. No SAR shall provide for Dividend Equivalents.

(f)

Other Terms.  All SARs shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of the SAR shall be determined by the Committee at the time of the grant and shall be reflected in the Award Certificate.

ARTICLE 9

RESTRICTED STOCK AND STOCK UNITS

9.1.  GRANT OF RESTRICTED STOCK AND STOCK UNITS.  The Committee is authorized to make Awards of Restricted Stock, Restricted Stock Units or Deferred Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

9.2.  ISSUANCE AND RESTRICTIONS.  Restricted Stock, Restricted Stock Units or Deferred Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter, subject to Section 5.5. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units or Deferred Stock Units until such time as Shares of Stock are paid in settlement of such Awards.

9.3  DIVIDENDS ON RESTRICTED STOCK.  In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), (iii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, or (iv) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as the dividends are paid or distributed to stockholders generally. Unless otherwise provided by the Committee or in the Award Certificate, dividends accrued on Shares of Restricted Stock before they are vested shall be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant.

9.4.  FORFEITURE.  Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

9.5.  DELIVERY OF RESTRICTED STOCK.  Shares of Restricted Stock shall be delivered to the Participant at the Grant Date either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 10

PERFORMANCE AWARDS

10.1.  GRANT OF PERFORMANCE AWARDS.  The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

10.2.   PERFORMANCE GOALS.  The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. Subject to Section 16.2(a), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may equitably modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may equitably (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the proposed modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED AWARDS

11.1.  OPTIONS AND STOCK APPRECIATION RIGHTS.  The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

11.2.  OTHER AWARDS.  When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or individual within the Company or an Affiliate:

•	Revenue (premium revenue, total revenue or other revenue measures)
•	Sales
•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)
•	Earnings (EBT, EBIT, EBITDA, earnings per share, or other corporate earnings measures)
•	Net income (before or after taxes, operating income or other income measures)
•	Cash (cash flow, cash generation or other cash measures)
•	Stock price or performance
•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)
•	Economic value added
•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);
•	Market share
•	Improvements in capital structure
•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)
•	Business expansion (acquisitions)
•	Internal rate of return or increase in net present value
•	Productivity measures
•	Cost reduction measures
•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.

11.3.  PERFORMANCE GOALS.  Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or Disability, or (ii) the occurrence of a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

11.4.  INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA.  The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles; (f) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.5.  CERTIFICATION OF PERFORMANCE GOALS.  Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 11.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

11.6.  AWARD LIMITS. Section 5.4 sets forth, with respect to any one 12-month period, (i) the maximum number of time-vesting Options or SARs that may be granted to any one Participant, (ii) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares, and (iii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1.  GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), (ii) will be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, or (iii) except in the case of Performance Awards, will be paid or distributed to the Participant as dividends are paid or distributed to stockholders generally. Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1.  GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to the last sentence of Section 5.5) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1.  AWARD CERTIFICATES.  Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

14.2.  FORM OF PAYMENT FOR AWARDS.  At the discretion of the Committee, payment of Awards may be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of

Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14.3.  LIMITS ON TRANSFER.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.4.  BENEFICIARIES.  Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

14.5.  STOCK TRADING RESTRICTIONS.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.6.  TREATMENT UPON DEATH OR DISABILITY.  Except as otherwise provided in the Award Certificate or any special Plan document governing an Award or an employment or similar agreement with a Participant, upon the termination of a person’s Continuous Service by reason of death or Disability:

(i)

all of that Participant’s outstanding Options and SARs shall become fully exercisable, and shall thereafter remain exercisable for a period of one (1) year or until the earlier expiration of the original term of the Option or SAR;

(ii)	all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse as of the date of termination; and

(iii)

the payout opportunities attainable under all of that Participant’s outstanding performance-based Awards shall be determined as provided in the Award Certificate or any special Plan document governing the Award or an employment or similar agreement with the Participant.

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.7.  EFFECT OF A CHANGE IN CONTROL.  The provisions of this Section 14.7 shall apply in the case of a Change in Control, unless otherwise provided in the Award Certificate or any special Plan document or separate agreement with a Participant governing an Award, including without limitation, any employment agreement between the Company or any Subsidiary and the Participant.

(a)

Awards Assumed or Substituted by Surviving Entity.  With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control: if during the term of an Award after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the date of termination occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels (measured as of the end of the calendar quarter immediately preceding the date of termination), if the date of termination occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to such Participant within sixty (60) days following the date of termination of employment (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b)

Awards not Assumed or Substituted by Surviving Entity.  Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon (A) an assumed achievement of all relevant performance goals at the “target” level if the Change in Control occurs during the first half of the applicable performance period, or (B) the actual level of achievement of all relevant performance goals against pro rata target levels measured as of the date of the Change in Control, if the Change in Control occurs during the second half of the applicable performance period, and, in either such case, there shall be a prorata payout to Participants within sixty (60) days following the Change in Control (unless a later date is required by Section 17.3 hereof), based upon the length of time within the performance period that has elapsed prior to the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.  ACCELERATION FOR OTHER REASONS.  Regardless of whether an event has occurred as described in Section 14.6 or 14.7 above, and subject to Section 5.5 as to Full-Value Awards and Article 11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.8.

14.9.  FORFEITURE EVENTS.  Awards under the Plan shall be subject to any compensation recoupment policy applicable by its terms to the Participant that the Company may adopt from time to time to comply with any applicable law, rule, or regulation of any governmental authority or to comply with the rules and regulations of any stock exchange upon which the Company’s securities are registered. In addition, the Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (i) termination of employment for cause, (ii) violation of material Company or Affiliate policies, (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, (iv) other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or (v) a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.10.  SUBSTITUTE AWARDS.  The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1.  MANDATORY ADJUSTMENTS.  In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

15.2.  DISCRETIONARY ADJUSTMENTS.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised (provided that Participants shall be provided with advance written notice of any such exercise period and such period shall allow Participants a reasonable period of time in which to exercise such Awards), (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be equitably modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3.  GENERAL.  Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1.  AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.  AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award; and

(b)

No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award.

16.3.  COMPLIANCE AMENDMENTS.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17

GENERAL PROVISIONS

17.1.  RIGHTS OF PARTICIPANTS.

(a)

No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

(b)

Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, or any Participant’s service as a director or consultant, at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

(c)

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company or an of its Affiliates.

(d)	No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.2.  WITHHOLDING.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such required tax withholding from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3.  SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)

General.  It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)

Definitional Restrictions.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon a Change in Control, Disability or termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

(c)

Allocation among Possible Exemptions.  If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the General Counsel) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)

Six-Month Delay in Certain Circumstances.  Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)

the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)	the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)

Installment Payments.  If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)

Timing of Release of Claims.  Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.

(g)

Permitted Acceleration.  The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

17.4.  UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to Awards. This Plan is not intended to be subject to ERISA.

17.5.  RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. Nothing contained in the Plan will prevent the Company from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

17.6.  EXPENSES.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.7.  TITLES AND HEADINGS.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.8.  GENDER AND NUMBER.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.9.  FRACTIONAL SHARES.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.10.  GOVERNMENT AND OTHER REGULATIONS.

(a)

Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)

Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the

Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.11.  GOVERNING LAW.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.12.  SEVERABILITY.  In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

17.13.  NO LIMITATIONS ON RIGHTS OF COMPANY.  The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the Builders FirstSource, Inc. 2014 Incentive Plan as adopted by the Board on                     , 2014 and by the stockholders on                     , 2014.

Builders FirstSource, Inc.

By:

Its:

BUILDERS FIRSTSOURCE, INC. 2001 BRYAN STREET - SUITE 1600 DALLAS, TX 75201

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		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01 Paul S. Levy 02 David A. Barr 03 Cleveland A. Christophe 04 Craig A. Steinke

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2	APPROVAL OF BUILDERS FIRSTSOURCE 2014 INCENTIVE PLAN					☐	☐	☐

3	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION					☐	☐	☐

4	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2014					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

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	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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BUILDERS FIRSTSOURCE, INC.

This Proxy is Solicited on Behalf of the Board of Directors

of Builders FirstSource, Inc.

The undersigned hereby appoints Donald F. McAleenan and M. Chad Crow, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Builders FirstSource, Inc. on May 21, 2014, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement: for all nominees for election of directors and for Proposals 2, 3, and 4. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free telephone number.

Continued and to be signed on reverse side